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SEABRIGHT INSURANCE HOLDINGS, INC.

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SeaBright Insurance Holdings, Inc.
1501 4th Avenue, Suite 2600
Seattle, Washington 98101

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of SeaBright Insurance Holdings, Inc. to be held on Tuesday, May 18, 2010, at 9:00 a.m. Pacific Time in the Alki Room on the 3rd floor of the Century Square Building located at 1501 4th Avenue, Seattle, Washington 98101.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. The notice of annual meeting of stockholders, proxy statement and proxy are being mailed to stockholders on or about April 16, 2010.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible by following the instructions on the enclosed proxy card or voting instruction card. Voting by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in SeaBright.

Sincerely,

John G. Pasqualetto
Chairman, President and Chief Executive Officer

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS	2
Proxy Materials	2
Voting Information	2
Stock Ownership Information	5
PROPOSALS TO BE VOTED ON	6
Proposal No. 1: Election of Directors	6
Proposal No. 2: Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan	9
Proposal No. 3: Approval of the Amendment to the Amended and Restated Certificate of Incorporation	16
Proposal No. 4: Ratification of the Audit Committee’s Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2010	16
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	18
Board Composition	18
Company Leadership Structure	18
Board’s Role in Risk Oversight	19
Communication with the Board of Directors	20
Board Committees	20
Compensation Committee Interlocks and Insider Participation	22
Corporate Governance Guidelines	22
Code of Ethics	22
EXECUTIVE OFFICERS AND KEY EMPLOYEES	23
EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Compensation Committee Report	33
Summary Compensation Table	33
Grants of Plan Based Awards	35
Employee Benefit Plans	37
Outstanding Equity Awards	39
Options Exercised and Restricted Stock Vested	40
Potential Payments Upon Termination or Change of Control	41
DIRECTOR COMPENSATION	47
Summary of Director Compensation	47
Director Compensation	48
BENEFICIAL OWNERSHIP TABLE	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	53
AUDIT COMMITTEE DISCLOSURE	54
Principal Accounting Fees and Services	54
Report of the Audit Committee	55
OTHER MATTERS	56
Stockholder Proposals and Director Nominations	56
Cost of Solicitation	56

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of SeaBright Insurance Holdings, Inc. (“SeaBright” or the “Company”) will be held on Tuesday, May 18, 2010, at 9:00 a.m. Pacific Time in the Alki Room on the 3rd floor of the Century Square Building located at 1501 4th Avenue, Seattle, Washington 98101, for the following purposes:

1. To elect as directors to the Board of Directors of the Company the six nominees named in the attached proxy statement;

2. To approve the Section 162(m) performance goals and annual grant limitations under the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan;

3. To approve an amendment to the Amended and Restated Certificate of Incorporation to change our name from SeaBright Insurance Holdings, Inc. to “SeaBright Holdings, Inc.”;

4. To ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

5. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of directors, “FOR” the approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan, “FOR” the approval of an amendment to the Amended and Restated Certificate of Incorporation, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Stockholders of record at the close of business on March 23, 2010, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, telephone or Internet voting may be available to you only if offered by them. Their procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 18, 2010: The Proxy Statement and 2009 Annual Report on Form 10-K are available in the Investor Relations section of our website at www.sbic.com.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Directions to the annual meeting of stockholders where you may vote in person can be obtained by contacting our Investor Relations department at (206) 269-8500.

By Order of the Board of Directors,

D. Drue Wax
Senior Vice President, General Counsel and
Secretary
Seattle, Washington

April 16, 2010

QUESTIONS AND ANSWERS

Proxy Materials

Why am I receiving this proxy statement?

SeaBright is soliciting proxies for the 2010 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of SeaBright common stock on March 23, 2010, the record date, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, SeaBright’s Board of Directors (the “Board of Directors” or the “Board”) and Board committees, the compensation of directors and executive officers for the 2009 fiscal year and other required information.

Will I receive a copy of SeaBright’s annual report?

A copy of our 2009 Annual Report on Form 10-K and a letter from John G. Pasqualetto, our Chairman, President and Chief Executive Officer, are enclosed.

Stockholders may request another free copy of our 2009 Annual Report on Form 10-K from:

SeaBright Insurance Holdings, Inc.
Attn: Investor Relations
1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(206) 269-8500

Alternatively, stockholders can access the 2009 Annual Report on Form 10-K and other financial information in the Investor Relations section of SeaBright’s web site at www.sbic.com. SeaBright will also furnish any exhibit to the 2009 Form 10-K if specifically requested.

Voting Information

What will I be voting on?

•	Election of directors (see “Proposals to be Voted On — Proposal No. 1: Election of Directors”).

•	Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan (see “Proposals to be Voted On — Proposal No. 2: Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan”).

•	Approval of an amendment to the Amended and Restated Certificate of Incorporation to change our name from SeaBright Insurance Holdings, Inc. to “SeaBright Holdings, Inc.” (see “Proposals to be Voted On — Proposal No. 3: Approval of the Company’s name change to SeaBright Holdings, Inc.”).

•	Ratification of the Audit Committee’s appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2010 (see “Proposals to be Voted On — Proposal No. 4: Ratification of the Audit Committee’s Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2010”).

How does the Board of Directors recommend that I vote?

SeaBright’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive

Plan, “FOR” the approval of our name change to SeaBright Holdings, Inc., and “FOR” the ratification of our independent registered public accounting firm for the 2010 fiscal year.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent at the close of business on March 23, 2010), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voting instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet if such services are offered by your bank, broker or other record holder.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a holder of record, at any time before your proxy is voted, you may change your vote by:

•	revoking it by written notice to the Secretary of SeaBright at the address on the cover of this proxy statement;

•	delivering a later-dated proxy; or

•	voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other record holder for procedures on revoking or changing your proxy.

How many votes do I have?

You will have one vote for every share of SeaBright common stock that you owned on March 23, 2010.

How many shares are entitled to vote?

There were 21,969,356 shares of SeaBright common stock outstanding as of the record date and entitled to vote at the meeting. Each share is entitled to one vote.

How many shares must be present to hold the meeting?

Under SeaBright’s Amended and Restated By-Laws, holders of a majority of the outstanding shares of capital stock entitled to vote must be present, in person or by proxy, to hold the annual meeting.

How many votes are needed for the proposals to pass?

•	The six nominees for director who receive the highest number of votes at the annual meeting will be elected.

•	The affirmative vote of the majority of the shares present in person or represented by proxy must be cast in favor of the Section 162(m) performance goals and annual grant limitations under the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.

•	The affirmative vote of the majority of all outstanding shares entitled to vote thereon must be cast in favor of the amendment to the Amended and Restated Certificate of Incorporation to change our name to “SeaBright Holdings, Inc.”

•	The affirmative vote of a majority of the shares present in person or represented by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

What if I vote “withhold” or “abstain”?

In the election of directors, you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote to “WITHHOLD” on the election of directors will have no effect on the outcome.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote to “ABSTAIN” on the other items of business will have the same effect of a vote “AGAINST.”

If you vote “ABSTAIN,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

Is cumulative voting permitted for the election of directors?

No.

What if I don’t return my proxy card and don’t attend the annual meeting?

If you are a holder of record and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give your bank, broker or other record holder specific voting instructions, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors, the vote for the proposal to approve the 162(m) performance goals and annual grant limitations under the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan or the vote for the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm, because “broker non-votes” are not counted or deemed to be represented for determining whether stockholders have approved these proposals. Because the number of votes required to pass the proposal to approve the amendment to the Amended and Restated Certificate of Incorporation to change our name to “SeaBright Holdings, Inc.” is a majority of the number of outstanding shares entitled to vote thereon, rather than the number of shares present and voting, “broker non-votes” will have the same effect as votes cast “AGAINST” this proposal.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspector of election; or

•	if the election is contested.

If you are a holder of record, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

Stock Ownership Information

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most SeaBright stockholders hold their shares through a bank, broker or other record holder rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with SeaBright’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by SeaBright. As the stockholder of record, you have the right to grant your voting proxy directly to SeaBright or to a third party, or to vote in person at the meeting. SeaBright has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your bank, broker or other record holder. As the beneficial owner, you have the right to direct your bank, broker or other record holder how to vote and you also are invited to attend the annual meeting. Your bank, broker or other record holder has enclosed or provided voting instructions for you to use in directing the bank, broker or other record holder how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other record holder that holds your shares, giving you the right to vote the shares at the meeting.

What if I have questions for SeaBright’s transfer agent?

Please contact Computershare at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Trust Company, N.A.
c/o Computershare Investor Services
P.O. Box 43078
Providence, RI 02940-3078
(781) 575-3120

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

There are six nominees for election to our Board of Directors this year. Mr. Pasqualetto has served on our Board of Directors since 2003. Messrs. Feldman, Josephson and Morvis have served on our Board of Directors since 2004. Mr. Edwards has served on our Board of Directors since 2006 and Mr. Rice has served on our Board of Directors since 2007. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. There are no family relationships among our executive officers and directors.

Mr. Chung will not stand for re-election at the annual meeting and will retire from our Board of Directors effective May 18, 2010, the date of the annual meeting. The Board of Directors is not making a nomination for a seventh director at this time. The Board of Directors intends to fill the vacancy at such time as it identifies an appropriate candidate for election to the Board of Directors, which it expects to do after the annual meeting.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the six persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to SeaBright that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, John G. Pasqualetto (our Chairman, President and Chief Executive Officer), Scott H. Maw (our Senior Vice President, Chief Financial Officer and Assistant Secretary) and D. Drue Wax (our Senior Vice President, General Counsel and Secretary), will vote for a nominee or nominees designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Our Board recommends a vote “FOR” the election to the Board of the each of the following nominees.

Vote Required

The six persons receiving the highest number of “FOR” votes represented by shares of SeaBright common stock present in person or represented by proxy at the annual meeting will be elected. A vote to “WITHHOLD” on the election of directors and “broker non-votes” will have no effect on the vote for the election of directors.

The biographies of each of the continuing directors below include information about the person’s age, principal occupation, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the person should continue to serve as a director. In addition to the information presented below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve our company and our Board.

John G. Pasqualetto Director since 2003 Age 67	Mr. Pasqualetto has served as the Chairman of our Board of Directors since September 2004 and as our President and Chief Executive Officer and one of our directors since July 2003. In addition, he has served as Chairman of the Board of Directors and Chief Executive Officer of our insurance company subsidiary, SeaBright Insurance Company, since September 2003. He also served as President of SeaBright Insurance Company from September 2003 to July 2009. He was formerly President and Chief Executive Officer of Eagle Pacific Insurance Company and Pacific Eagle Insurance Company (the “Eagle Entities”), President of Kemper Employers Group and Senior Vice President of the Kemper insurance companies, holding these positions concurrently after joining Kemper in 1998. Mr. Pasqualetto’s prior experience includes serving as President of American International Group’s (“AIG”) workers’ compensation specialty group, co-founding Great States Insurance Company, a California-based specialty workers’ compensation company, and holding executive positions with Argonaut Insurance Company and the State Compensation Insurance Fund of California. Mr. Pasqualetto has a B.A. from California State University at Northridge. Mr. Pasqualetto was selected to serve as a director because he has specialized in workers’ compensation insurance carrier operations throughout his career of over 40 years. His qualifications include experience holding executive leadership positions and an extensive knowledge of our company’s business and history and our industry. His service on the Board is critical in linking the operational and strategic decisions necessary for SeaBright’s continued success. Mr. Pasqualetto’s expertise positions him well to continue to serve as our Chief Executive Officer and President.

Joseph A. Edwards Director since 2006 Age 59	Mr. Edwards has served as a director since November 2006. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since November 2006. He has been a workers’ compensation consultant since 1991. Mr. Edwards administers workers’ compensation self-insured trusts in the State of Maine and is a consultant for the American Insurance Association. He also is the Executive Director of the Greater Portland Five Trust. From 1999 to 2005, Mr. Edwards served as a director for the National Council on Compensation Insurance. From 1987 to 1991, Mr. Edwards was Superintendent of Insurance for the State of Maine. Mr. Edwards holds a J.D. degree from Yale Law School and an S.B. degree from the Massachusetts Institute of Technology. Mr. Edwards was selected to serve as a director because his extensive legal experience, with particular emphasis in workers’ compensation insurance, and his knowledge of insurance regulatory oversight provides the Board with an important perspective on compliance issues.

William M. Feldman Director since 2004 Age 56	Mr. Feldman has served as a director since November 2004. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since November 2004. Mr. Feldman is the co-owner, Chairman and Chief Executive Officer of Feldman, Ingardona & Co., a registered investment advisor and securities broker/dealer that provides asset management and investment advisory services to high net worth families and institutions. He has held these positions since organizing that company in 1997. Mr. Feldman received a B.S. in Accountancy from the University of Illinois, Urbana, and is a member of the American Institute of Certified Public Accountants. Mr. Feldman was selected to serve as a director because of his experience in accounting and in owning an investment advisory services firm. His extensive knowledge about portfolio management and financial matters provides the Board with additional insights into these activities of SeaBright.

Mural R. Josephson Director since 2004 Age 61	Mr. Josephson has served as a director since July 2004. Following his retirement as Senior Vice President and Chief Financial Officer of Lumbermens Mutual Casualty Company (“LMC”) and as an officer and director of certain affiliated entities including the Eagle Entities, Kemper Employers Insurance Company and PointSure Insurance Services, Inc. in October 2002, where he served for approximately four years, Mr. Josephson has served as a consultant to various financial institutions. Prior to his role at LMC, Mr. Josephson retired as a partner at KPMG LLP after 28 years at the firm. Mr. Josephson also serves as a director of HealthMarkets, Inc., a provider of health, life and related insurance products to the self-employed, individual and small business markets, and Argo Group International Holdings, Ltd., which specializes in property and casualty insurance and reinsurance. In addition, he has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since March 2004. Mr. Josephson was a licensed Certified Public Accountant for 30 years and is a member of the American Institute of Certified Public Accountants. Mr. Josephson was selected to serve as a director because his extensive experience in audits of public and non-public companies, including insurance companies, as well as his knowledge of regulatory and financial reporting requirements, affords the Board a valuable perspective in the areas of audit, finance, accounting and taxation.

George M. Morvis Director since 2004 Age 69	Mr. Morvis has served as a director since July 2004. Mr. Morvis is the founder, President and Chief Executive Officer of Financial Shares Corporation, a Chicago-based strategic consulting firm that works with financial services companies worldwide to build stockholder value through strategic marketing planning, business assessment, business intelligence, research and financial communications. He serves on the boards of directors of two privately held companies and has served as a director of our insurance company subsidiary, SeaBright Insurance Company, since March 2004. Mr. Morvis is a past chairman and current board member of the Illinois Council on Economic Education and a past president of the University of Illinois Alumni Association. Mr. Morvis received a B.S. degree from the University of Illinois, Urbana, an M.B.A. from The George Washington University, Washington, D.C., and is a graduate of the Harvard Business School owner-president management program. Mr. Morvis was selected to serve as a director because he has extensive experience in many areas of banking and financial services, has held positions of executive leadership, and has knowledge of regulatory and governance matters.

Michael D. Rice Director since 2007 Age 67	Mr. Rice has served as a director since September 2007. In addition, he has served as a director of our insurance company subsidiary since September 2007. Mr. Rice currently serves as Managing Director of Ryan Specialty Group, which will focus on wholesale brokerage and underwriting management. Prior to Ryan Specialty Group, Mr. Rice retired from Aon Corporation following a career that spanned over 40 years. In addition to his position of Executive Vice President at Aon, he served as Chairman and CEO of Aon Risk Services of the Americas. Prior to that he served as Chairman/CEO of subsidiaries that specialized in national distribution of insurance products via independent agents and brokers, wholesale brokerage, managing general underwriters and direct marketing. Mr. Rice presently serves as Regent Emeritus and Chairman of the Ten Year Plan Committee for Loras College, Dubuque, Iowa. Mr. Rice was selected to serve as a director because he has held a wide variety of executive leadership positions within the insurance brokerage and risk management business. His extensive knowledge of the distribution of insurance products and his proven skills as a senior manager bring an informed insight and understanding to SeaBright’s Board.

Proposal No. 2: Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan

The Company maintains the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan (which, as amended and restated on April 3, 2007, is referred to herein as the “2005 Equity Plan”), for the benefit of eligible directors, officers, employees and certain other service providers of the Company and its subsidiaries. On March 22, 2010, the Board of Directors approved the amendment and restatement of the 2005 Equity Plan, subject to stockholder approval at the annual meeting. The amendment and restatement of the 2005 Equity Plan incorporates the provisions of the 2005 Equity Plan as currently in effect and includes the following key modifications:

•	addition of Section 162(m) performance goals to the 2005 Equity Plan (as described in further detail below in the section captioned “Section 162(m) Awards”);

•	addition of Section 162(m) annual grant limitations applicable to grants of each type of award under the 2005 Equity Plan to individual plan participants (as described in further detail below in the section captioned “Share Reserve”); and

•	increase in the maximum share limitation under the 2005 Equity Plan pursuant to which “Incentive Stock Options” may be granted under the 2005 Equity Plan from 1,047,755 to 3,065,041 shares. Such increase does not, however, have any impact on the maximum number of shares that may be issued pursuant to all awards granted under the 2005 Equity Plan, and will not operate to increase the aggregate share reserve under the 2005 Equity Plan (as described in further detail below in the section captioned “Share Reserve”).

Approval of the foregoing Section 162(m) adoptions will allow certain incentive awards granted under the 2005 Equity Plan to executive officers of the Company to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to the principal executive officer and to certain of the other most highly compensated executive officers of publicly held companies. Section 162(m) of the Internal Revenue Code generally requires such performance goals to be approved by stockholders every five years. The Company had previously relied on an exemption under Section 162(m) of the Internal Revenue Code applicable to publicly held companies during a transition period following their initial public offerings. During this transition period, the Company was exempt from the limitations of Section 162(m) of the Internal Revenue Code to the extent that compensation was paid pursuant to the 2005 Equity Plan. However, the transition period under Section 162(m) of the Internal Revenue Code expired at the Company’s 2009 Annual Meeting of Stockholders, and the Company is now required to have the performance goals under the 2005 Equity Plan approved by the Company’s stockholders.

In addition to the amendments described above, there are several additional amendments reflected in the amendment and restatement of the 2005 Equity Plan, including:

•	Deletion of the share recycling provision under the 2005 Equity Plan, which allowed shares of the Company’s common stock that were delivered or exchanged by a participant as full or partial payment to the Company of the exercise price or for payment of withholding taxes to again be available for issuance pursuant to awards granted under the 2005 Equity Plan;

•	Deletion of the reload option provision under the 2005 Equity Plan, which allowed, at the Compensation Committee’s discretion, a participant who exercised all or any portion of an option and who paid all or part of the exercise price with shares of Company’s common stock, to receive an additional option for shares of common stock;

•	Addition of express language prohibiting the “repricing” of stock options granted under the 2005 Equity Plan without the consent of stockholders;

•	Addition of administrative language governing the parameters for the grant and payment of awards under the 2005 Equity Plan intended to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code; and

•	Certain other minor clarifying amendments to the 2005 Equity Plan to reflect developments in applicable law and equity compensation practices.

If the requisite stockholder approval is not obtained, the amendment and restatement of the 2005 Equity Plan (including the modifications described in the immediately preceding paragraph) will not take effect, but the Company may continue to grant awards under the 2005 Equity Plan in accordance with the current terms and conditions of the 2005 Equity Plan. However, awards under the 2005 Equity Plan (other than stock options and stock appreciation rights) will not constitute “performance-based” compensation under Section 162(m) of the Internal Revenue Code, and accordingly, may not be deductible by the Company depending on the facts and circumstances.

The following is a summary of the material terms of the 2005 Equity Plan (as amended and restated by the proposed amendments described above). Such description is qualified by reference to the full text of the 2005 Equity Plan (as amended and restated), which is appended hereto as Annex A. The amendment and restatement of the 2005 Equity Plan will not become effective unless stockholder approval is obtained at the annual meeting.

Description of the 2005 Long-Term Equity Incentive Plan (as amended and restated)

The Board of Directors previously approved the 2005 Equity Plan to provide for the grant of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards to directors, officers, employees and certain other service providers of the Company and its subsidiaries.

Share Reserve.  A total of 1,047,755 shares of the Company’s common stock were initially available for issuance under the 2005 Equity Plan. This amount has automatically increased and will continue to automatically increase on the first day of each fiscal year through 2015 by the lesser of: (i) 2% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) 750,000 shares. On January 1, 2010, the total number of shares of the Company’s common stock available for issuance under the 2005 Equity Plan or otherwise subject to outstanding awards granted under the 2005 Equity Plan was 2,750,561 shares. If any grant under the 2005 Equity Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares of common stock, then such unpurchased or forfeited shares shall thereafter be available for further grants under the 2005 Equity Plan. The number of shares available for issuance under the 2005 Equity Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. The maximum aggregate number of shares that may be issued pursuant to incentive stock options under the 2005 Equity Plan shall not exceed three million sixty five thousand forty one (3,065,041) (subject to adjustments as provided in Section 16 of the 2005 Equity Plan), and such number shall not be subject to annual adjustment.

The maximum number of shares of common stock subject to any award of incentive stock options, non-qualified stock options, or other types of award under the 2005 Equity Plan for which the grant of such award or the lapse of the relevant restriction period is subject to the attainment of performance goals, that may be granted under the 2005 Equity Plan during any calendar year of the Company to any eligible participant in the 2005 Equity Plan is 300,000 shares per type of award (which is subject to adjustment upon changes in the Company’s capital structure).

The foregoing individual participant limitations are cumulative; that is, to the extent that shares of common stock for which awards are permitted to be granted to an eligible participant during a calendar year are not covered by an award to such eligible participant in a calendar year, the number of shares of common stock available for awards to such eligible participant will automatically increase in the subsequent calendar years during the term of the 2005 Equity Plan until used. The maximum cash payment under any performance award payable in cash to any eligible participant in the 2005 Equity Plan with respect to any calendar year and for which the payment of such award is subject to the attainment of performance goals is $5,000,000.

Administration.  The Compensation Committee of our Board of Directors administers the 2005 Equity Plan. Our Board of Directors also has the authority to administer the 2005 Equity Plan and to take all actions that the Compensation Committee is otherwise authorized to take under the 2005 Equity Plan. The administrator of the 2005 Equity Plan is authorized to (i) select individuals to participate in the 2005 Equity Plan, (ii) determine the form and substance of grants made under the 2005 Equity Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the 2005 Equity Plan, (v) interpret the 2005 Equity Plan and grants made thereunder, (vi) make any adjustment necessary or desirable in connection with grants made under the 2005 Equity Plan to eligible participants located outside the United States, and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the 2005 Equity Plan as it may deem appropriate.

Eligibility.  Directors, officers, employees and certain other service providers of the Company and its subsidiaries are eligible to receive grants under the 2005 Equity Plan. However, only employees may receive grants of incentive stock options.

Stock Options.  Under the 2005 Equity Plan, the Compensation Committee may award grants of incentive stock options, which will conform to the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options. The Compensation Committee may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the 2005 Equity Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of the Company’s voting power may not be less than 110% of such fair market value on such date.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in cash (or cash equivalent), by delivery of shares of common stock with a fair market value equal to the exercise price, by simultaneous sale through a broker of shares of common stock acquired upon exercise, and/or by any combination of the foregoing.

The Compensation Committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of the Company or any of its subsidiaries, five years from the date of grant. In addition, all options under the 2005 Equity Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with the Company during the 30-day period.

There are, however, exceptions depending upon the circumstances of cessation of service. In the case of a grantee’s death or disability, unless otherwise determined by the Compensation Committee at the time of grant, all options generally will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability. In the event of retirement, unless otherwise determined by the Compensation Committee at the time of grant, a grantee’s vested options generally will remain exercisable for up to 90 days after the date of retirement. The

Board of Directors or the Compensation Committee generally may accelerate the vesting of options under the 2005 Equity Plan at any time in its discretion. Upon termination for cause, all options will terminate immediately. If the Company undergoes a change in control and a grantee is involuntarily terminated from service within forty-eight months thereafter, all options generally will become fully vested and exercisable and remain so for up to one year after the date of termination.

Restricted Stock.  Under the 2005 Equity Plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which generally will be at least six months, that it determines in its discretion. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries, if the cessation occurs due to an involuntary termination within forty-eight months after a change in control of the Company or due to death, disability or retirement. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Restricted Stock Units; Deferred Stock Units.  Under the 2005 Equity Plan, the Compensation Committee may award restricted stock units subject to the conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the vesting period applicable to such restricted stock unit. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock units will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries, if the cessation occurs due to an involuntary termination within forty-eight months after a change in control of the Company or due to death, disability or retirement. In addition, the Compensation Committee has the authority to award restricted stock units with respect to which all restrictions shall lapse automatically upon a change in control of the Company, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock units as to which the applicable restrictions have not lapsed will be forfeited immediately.

Performance Awards.  Under the 2005 Equity Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, the Company and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities or in any combination thereof.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries prior to completion of a performance cycle, due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If the Company undergoes a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change of control.

Section 162(m) Awards.  Stock options granted under the 2005 Equity Plan are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee may grant awards of restricted stock, restricted stock units, deferred stock units and performance awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Compensation Committee:

•	earnings per share;

•	operating income;

•	net income (before or after taxes);

•	growth in book value;

•	growth in tangible book value;

•	relative combined ratio performance compared to industry;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	service revenues;

•	market share;

•	reduction in operating expenses;

•	direct premiums written adjusted to exclude assigned premiums;

•	combined ratio adjusted to exclude reserve additions and releases.

The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee, in its sole discretion. In addition, all performance goals may be based upon the attainment of specified levels of performance by the Company (or subsidiary, division or other operational unit of the Company) under one or more of the measures described above relative to the performance of other corporations.

Vesting and Transferability of Awards.  Except in limited circumstances, no award under the 2005 Equity Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, no award made under the 2005 Equity Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.

Amendment and Termination of the 2005 Equity Plan.  The Board of Directors may amend or terminate the 2005 Equity Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with applicable stock exchange listing requirements or applicable law. Furthermore, any termination may not materially and adversely affect outstanding rights or obligations under the 2005 Equity Plan without the affected participants’ consent. If not previously terminated by the Board of Directors, the 2005 Equity Plan will terminate on the tenth anniversary of its adoption by the Board of Directors.

On April 3, 2007, the Committee amended the 2005 Equity Plan to extend the “protection period” following a change in control from one year to four years following a change in control, during which a participant’s equity awards would accelerate and become fully vested and exercisable and all restrictions on shares of restricted stock and restricted stock units would automatically lapse if the participant were subject to an “Involuntary Termination.”

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2005 Equity Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants.

Incentive Stock Options.  In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options.  A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code, the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Grants and Awards Under the 2005 Equity Plan

As of December 31, 2009, the following outstanding awards have been granted under the 2005 Equity Plan to each of the executive officers named below, all current executive officers as a group, all non-employee directors as a group, and all other employees, respectively:

	Number of	Weighted	Number of Shares
	Shares	Average	Underlying
	Underlying	Exercise Price of	Restricted Stock
Name	Options	Options	Awards

John G. Pasqualetto	174,839	$13.12	200,021
Richard J. Gergasko	92,725	$12.84	102,979
Scott H. Maw(1)	—	—	—
Marc B. Miller	31,042	$14.07	69,652
Richard W. Seelinger	50,167	$12.71	69,652
Jeffrey C. Wanamaker	44,588	$13.16	75,863
D. Drue Wax	25,514	$13.58	42,416
M. Philip Romney	21,945	$13.42	37,261
All Executive Officers as a Group (8 people)	440,820	$13.13	597,844
All Non-Employee Directors as a Group (6 people)	134,284	$11.92	67,715
All Other Employees	281,088	$13.91	270,461

(1)	Mr. Maw joined SeaBright on February 3, 2010.

Future Plan Awards.  The terms and number of options or other awards to be granted in the future under the 2005 Equity Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.

As of March 23, 2010, the closing price on the New York Stock Exchange (“NYSE”) of the Company’s common stock was $10.96 per share.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2009, certain information related to the Company’s equity compensation plans.

	Number of			Number of Securities
	Securities to be			Remaining Available
	Issued Upon		Weighted-Average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plan
	Options, Warrants		Options, Warrants	(Excluding Securities
Plan Category	and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by stockholders	1,225,660	(1)	$11.19	524,833	(2)(3)
Equity compensation plans not approved by stockholders	—		—	—

Total	1,225,660		11.19	524,833

(1)	Includes options granted under our 2003 Stock Option Plan and options granted under our 2005 Equity Plan. Does not include 1,222,545 shares of restricted stock granted between March 2005 and December 2009 pursuant to our 2005 Equity Plan.

(2)	Includes only options eligible for grant under the 2005 Equity Plan. In January 2006, the Compensation Committee terminated the ability to grant future stock option awards under the 2003 Stock Option Plan.

(3)	The 2005 Equity Plan provides that the number of shares available for issuance under the plan automatically increases on the first day of each fiscal year beginning in 2006 and ending in 2015 by the lesser of: (i) 2% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) 750,000 shares. Accordingly, on January 1, 2010, the total number of shares of our common stock available for issuance under the 2005 Equity Plan increased by 433,516.

Our Board recommends a vote “FOR” the approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter hereof is required to approve the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan. Abstentions will have the effect of a vote “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this proposal has been approved.

Proposal No. 3: Approval of the Amendment to the Amended and Restated Certificate of Incorporation

On February 22, 2010, the Board of Directors approved an amendment to Article One of the Certificate of Incorporation, subject to stockholder approval. The amendment to Article One would change our corporate name from SeaBright Insurance Holdings, Inc. to SeaBright Holdings, Inc. The Board of Directors believes it is in our best interests and our stockholders’ best interests to change our name to better reflect the different services and products our subsidiaries offer. We engage in the provision of fee services delivered by currently owned subsidiaries which do not involve taking underwriting insurance risk and we expect and plan future fee for services expansion. Consequently, the name change more accurately describes our company.

If the proposal to amend our Amended and Restated Certificate of Incorporation to change our name to “SeaBright Holdings, Inc.” is approved by our stockholders at the annual meeting, an amendment to our Amended and Restated Certificate of Incorporation in the form attached as Annex B will be filed with the Secretary of State of the State of Delaware to effect the name change as soon as practicable after the annual meeting.

Our Board recommends a vote “FOR” the approval of the amendment to the Amended and Restated Certificate of Incorporation.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter hereof is required to approve the amendment to the Amended and Restated Certificate of Incorporation. Abstentions and “broker non-votes” will have the same effect as votes “AGAINST” this proposal.

Proposal No. 4: Ratification of the Audit Committee’s Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2010

The Audit Committee of the Board has appointed KPMG LLP as the independent registered public accounting firm to audit SeaBright’s consolidated financial statements for the fiscal year ending December 31, 2010. During fiscal year 2009, KPMG LLP served as SeaBright’s independent registered public accounting firm and also provided certain tax services to us. See “Audit Committee Disclosure — Principal Accounting Fees and Services.” Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

This proposal is put before the stockholders because, though the stockholder vote is not binding on the Audit Committee, the Board believes that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year.

Our Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as SeaBright’s independent registered public accounting firm for fiscal year 2010. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

Vote Required

Ratification of the appointment of KPMG LLP as SeaBright’s independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the shares of SeaBright common stock present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this proposal has been approved.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of seven members. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors may be filled only by the Board of Directors. The term of office for each director will be until the next annual meeting or until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

On January 12, 2010, Peter Y. Chung, a member of our Board of Directors and a managing director of Summit Partners, L.P., a private equity and venture capital firm that was a former stockholder of SeaBright, informed the Chairman of the Board that he will retire from our Board of Directors and will not stand for re-election at our annual meeting of stockholders in 2010. Mr. Chung will remain on the Board and on the Compensation Committee of the Board for the remainder of his term. The Company has not identified a successor to fill the vacancy that will occur upon Mr. Chung’s departure. The Board of Directors intends to fill the vacancy at such time as it identifies an appropriate candidate for election to the Board of Directors, which it expects to do after the annual meeting.

For a director to be considered independent under Rule 303A.02 of the NYSE listing standards, the Board must affirmatively determine that a director has no material relationship with us. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the NYSE listing standards. Based upon the information submitted by each director, the independence standards set forth in the NYSE rules and all other relevant facts and circumstances, the Board has determined that each of the directors, with the exception of Mr. Pasqualetto, is an “independent” director, as independence is defined in Rule 303A.02 of the NYSE listing standards. In making this determination, the Board of Directors considered the fact that Mr. Josephson is on the board of directors of Argo Group International Holdings, Ltd., which owns Argonaut Insurance Company, from which we had a recoverable at December 31, 2009 of approximately $1.5 million pursuant to an agreement that was put in place prior to the time that Mr. Josephson served on the board of either company, and the Board found that this relationship is not material to Mr. Josephson’s service as a director and did not impair his independence.

Our Board of Directors met 15 times in 2009. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2009, all of the directors attended 75% or more of the meetings of the Board and the committees on which they served. Directors are encouraged to attend the annual meeting of stockholders, and in 2009, six directors attended the annual meeting.

In accordance with the NYSE rules, non-management directors are required to meet at regularly scheduled executive sessions without management present. It is the policy of the Board that our non-management directors meet regularly in executive session in connection with regularly scheduled Board meetings and at such other times as they deem necessary. The position of presiding director of any such executive session is held for one year until the next annual meeting of the Board of Directors by each independent director and rotates among the independent directors in alphabetical order based on last name.

Company Leadership Structure

The Board, which currently consists of six independent, non-management directors, believes that currently it is in our best interest to have a single person serve in the positions of Chairman of the Board and Chief Executive Officer. Having the same person serve in these roles ensures clarity of leadership in a company of our size and complexity, and that the key business issues and stakeholder interests, which are the primary day to day responsibility of the CEO, are brought to the attention of the Board. The Board believes that it is not necessary to have the position of Chairman held by a director other than the CEO because our corporate governance structure provides for an independent Board that effectively oversees management and requires accountability. We believe we benefit from strong leadership by the independent directors. Our Board leadership structure includes the following practices:

•	Immediately following each regularly scheduled meeting of the Board, the independent directors meet in executive session without management present, and at all other times the presiding independent director calls a meeting of the independent directors only;

•	the presiding independent director presides at all meetings of the Board at which the Chairman is not present and serves as the liaison between the Chairman and the independent directors;

•	the presiding independent director position is rotated annually to assure that each independent director has a “turn” and can effectively exercise influence over informational flow and decision making;

•	the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each composed solely of independent directors, as defined in the Company’s Corporate Governance Guidelines and applicable NYSE listing requirements;

•	the functions of the Board are carried out by the full Board, and when delegated, by the fully independent standing Board committees; and

•	any director may request the inclusion of specific agenda items for discussion at Board meetings.

The Board believes that each of our directors is a full and equal participant in our major strategic and policy decisions of the Company.

Board’s Role in Risk Oversight

The Board engages in risk management oversight, while management is responsible for implementing and monitoring specific risk management activities. The Board reviews our relevant enterprise level risks, including but not limited to: operational risks, risks associated with our loss reserves and investment management risks. The Board also regularly reviews our strategic direction, overall business priorities and related execution against those objectives. The Board performs this oversight in several ways, including the following:

•	The Board receives updates from management on business operations, financial results and related risks associated with our operations at each regularly scheduled Board meeting. This includes a review of financial and operational metrics to determine performance against set objectives and trends in underlying business performance. The Board reviews and discusses our major risk exposures associated with underwriting selection, pricing, reinsurance, claims reserving and investment risk.

•	In conjunction with independent advisors, we monitor the investment portfolio for concentration of investments and credit quality of the securities on a monthly basis. The Board of our subsidiary, SeaBright Insurance Company, whose member composition is identical to our Board, approves the Investment Policy Statement and provides quarterly security reviews. Risk management includes setting of the duration and weighted life of the portfolio to limit exposure to interest rate fluctuations, and the classes of investments to limit credit risk.

•	Our General Counsel, who reports directly to our CEO and Chairman, manages legal risks associated with regulatory and compliance responsibilities, including state and federal agencies, and makes regular presentations to the Audit Committee of the Board.

•	Each quarter, the Audit Committee of the Board reviews the actuarial results for loss reserves prepared by management, including the input of an independent actuary. The Audit Committee also discusses in detail the results of internal audits, Sarbanes-Oxley Act reviews, findings (if any) by our external auditors and policies with respect to risk assessment and risk management.

•	At each regularly scheduled meeting, the Audit Committee discusses the activities of the internal audit department with the Assistant Vice President — Internal Audit and the activities of our independent auditors. At each regularly scheduled meeting, the Audit Committee also meets in executive session separately with the Assistant Vice President — Internal Audit and with representatives of the independent auditors.

Communication with the Board of Directors

Interested parties, including stockholders, may communicate with the Board, the Audit Committee or the non-management directors, individually or as a group, by directing communications to the Secretary at the following address: SeaBright Insurance Holdings, Inc., 1501 4th Avenue, Suite 2600, Seattle, Washington 98101. The communication should prominently indicate on the outside of the envelope that the communication is intended for the Board, for the Audit Committee or for individual directors. In accordance with instructions from the Board, the Secretary will review all communications, will organize the communications for review by the Board, the Audit Committee or individual directors and will promptly forward communications (other than communications unrelated to the operation of the company, such as advertisements, mass mailings, solicitations and job inquiries) to the Board, the Audit Committee or individual directors. In addition, employees may communicate confidentially any concerns related to our accounting or auditing matters or suspected violations, by calling the toll-free help line established by us. The toll-free help line is monitored by non-SeaBright personnel and all calls communicated to the Chairman of the Audit Committee, the Secretary and the Assistant Vice President — Internal Audit. Any complaints regarding accounting or auditing matters are forwarded directly to the Chairman of the Audit Committee.

Board Committees

We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee consists of three or four persons. All of the members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are “independent” as defined by NYSE rules and all of the members of the Audit Committee are independent under the heightened independence standards for Audit Committee members under the NYSE rules and the rules of the U.S. Securities and Exchange Commission (“SEC”).

Audit Committee

The Audit Committee consists of Messrs. Josephson (Chairman), Feldman and Morvis. The Audit Committee oversees our accounting, financial reporting and control processes and the audits of our financial statements, including: the preparation, presentation and integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; and the performance of our independent registered public accounting firm. Our Audit Committee, among other things:

•	has sole responsibility to retain and terminate our independent registered public accounting firm;

•	pre-approves all audit and non-audit services performed by our independent registered public accounting firm and the fees and terms of each engagement; and

•	reviews our quarterly and annual audited financial statements and related public disclosures, earnings press releases and other financial information provided to analysts or rating agencies.

Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board of Directors has determined that Mural R. Josephson meets the requirements for an “audit committee financial expert” as defined by the rules of the SEC.

The charter of the Audit Committee, as amended on February 18, 2009, is available in the Investor Relations section of our website at www.sbic.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Chung (Chairman), Feldman, Josephson and Rice. After Mr. Chung’s retirement from our Board, Mr. Rice will serve as Chairman of the Compensation Committee and the Compensation Committee will consist of the three remaining members. The Compensation Committee oversees the administration of our benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. Certain of our executive officers, including the Chief Executive Officer and the

Secretary, may from time to time attend Compensation Committee meetings when executive compensation is discussed and evaluated by Compensation Committee members. Each year, the Compensation Committee receives from the Chief Executive Officer recommendations on compensation for executive officers other than the Chief Executive Officer, but the Compensation Committee retains full discretion in determining executive officer compensation. The Compensation Committee has the authority to retain and terminate legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary in the performance of its duties.

In February 2008, the Compensation Committee retained Mercer (US) Inc., a nationally recognized consulting firm, to assist with a comprehensive review of our compensation programs.

The charter of the Compensation Committee, as amended on February 18, 2009, is available in the Investor Relations section of our website at www.sbic.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Morvis (Chairman), Chung, Edwards and Rice. After Mr. Chung’s retirement from our Board, the Nominating and Corporate Governance Committee will consist of the three remaining members. The Nominating and Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters.

The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Other Matters — Stockholder Proposals and Director Nominations.” The Nominating and Corporate Governance Committee will consider all nominees for election as directors of SeaBright, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. In evaluating candidates, the Nominating and Corporate Governance Committee shall consider the person’s ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of our business and affairs and the person’s reputation of integrity and competence in his or her personal and/or professional activities. Other criteria for membership shall include a candidate’s judgment, skills, diversity of experience, understanding of our business or other related industries, and the needs of the Board. The Nominating and Corporate Governance Committee shall screen all candidates in the same manner, regardless of the source of the recommendation. The assessment also includes the criteria for independence under the NYSE and the SEC’s rules, financial literacy for Audit Committee members and qualifications necessary to meet the SEC’s requirements for an “audit committee financial expert.”

As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee gives consideration to nominating persons with a diverse set of perspectives and experience to enhance the deliberation and decision-making processes of the Board. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.

SeaBright has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The charter of the Nominating and Corporate Governance Committee, as amended on February 24, 2010, is available in the Investor Relations section of our website at www.sbic.com.

The following table shows the current membership of each committee and the number of meetings held by each committee in 2009:

Nominating
and Corporate
	Audit	Compensation	Governance
Name of Director	Committee	Committee	Committee

Peter Y. Chung		Chairman	Member
Joseph A. Edwards			Member
William M. Feldman	Member	Member
Mural R. Josephson	Chairman	Member
George M. Morvis	Member		Chairman
Michael D. Rice		Member	Member
Number of meetings in 2009	10	9	4

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance Guidelines

We have Corporate Governance Guidelines governing the function and performance of the Board of Directors and its committees, which, among other things, set forth the qualifications and other criteria for director nominees. The current guidelines are available in the Investor Relations section of our website at www.sbic.com.

Code of Ethics

We have adopted a code of ethics for senior financial employees that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other employees. The code of ethics is available in the Investor Relations section of our website at www.sbic.com. If we waive any material provision of our code of ethics or substantively change the code, we will disclose that fact on our website within four business days.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth information concerning our executive officers and key employee. Executive officers serve at the request of the Board of Directors.

Name	Age	Positions

John G. Pasqualetto	67	Chairman, President and Chief Executive Officer
Richard J. Gergasko	51	Chief Operating Officer
Scott H. Maw	42	Senior Vice President, Chief Financial Officer and Assistant Secretary
Marc B. Miller, M.D.	53	Senior Vice President and Chief Medical Officer
Richard W. Seelinger	50	Senior Vice President — Policyholder Services
Jeffrey C. Wanamaker	43	Senior Vice President — Underwriting
D. Drue Wax	59	Senior Vice President, General Counsel and Secretary
M. Philip Romney	55	Vice President, Finance, Principal Accounting Officer and Assistant Secretary
Craig A. Pankow	50	President — PointSure Insurance Services, Inc.

Set forth below is information concerning our executive officers who are not directors.

Richard J. Gergasko has served as our Chief Operating Officer since July 2009. He served as our Executive Vice President — Operations from July 2003 to July 2009. He also served in this capacity and as the head of underwriting and research and development at the Eagle Entities from May 1999 until September 2003. Prior to joining the Eagle Entities, Mr. Gergasko held a variety of positions in the insurance industry, including Underwriting Vice President of AIG’s workers’ compensation specialty group, as well as various actuarial positions at Crum and Forster, William M. Mercer, Inc. and MBA, Inc. Mr. Gergasko holds a B.A. in Statistics from Rutgers College, is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.

Scott H. Maw has served as our Senior Vice President, Chief Financial Officer and Assistant Secretary since February 3, 2010. Mr. Maw has held management positions in the financial services industry for nearly 20 years. From 2008 to 2010, he served as Senior Vice President and Chief Financial Officer, Retail/Consumer Bank, for JP Morgan Chase. From 2003 to 2008, he was Chief Financial Officer for Retail Banking and Senior Vice President of Financial Planning and Analysis for Washington Mutual, Inc. Prior to that, from 1994 to 2003, Mr. Maw held financial leadership positions with General Electric Financial, including serving as Chief Financial Officer for GE Insurance Holdings, Inc. in London. Mr. Maw holds a B.B.A. in Accounting from Gonzaga University.

Marc B. Miller, M.D. has served as our Senior Vice President and Chief Medical Officer since August 2004. Prior to 2004, Dr. Miller was a consultant for several businesses, including ExactCost, Inc., a healthcare cost analysis technology company, and MedLink HealthCare Networks, Inc., a diagnostic managed care organization. Dr. Miller holds a B.A. from Stanford University, an M.B.A. from Golden Gate University and an M.D. from Rush University.

Richard W. Seelinger has served as our Senior Vice President — Policyholder Services since July 2003. Mr. Seelinger has also served as Chief Executive Officer of Total HealthCare Management, Inc., one of our wholly owned subsidiaries, since its acquisition in December 2007. He served in a similar capacity with the Eagle Entities, which he joined in 2000. From 1985 through 1999, Mr. Seelinger held a series of executive positions of increasing responsibility at the Kemper insurance companies, including Worker’s Compensation Claims Officer. Mr. Seelinger holds a B.A. in History from Western Illinois University.

Jeffrey C. Wanamaker has served as our Senior Vice President — Underwriting since March 2006. From July 2003 through March 2006, Mr. Wanamaker served as our Vice President — Underwriting. He served as Vice President — Underwriting at the Eagle Entities, which he joined in May 1999. From 1989 to 1999, Mr. Wanamaker served in various capacities at Alaska National Insurance Company. Mr. Wanamaker holds Bachelor of Business Administration degrees in Finance and Economics from the University of Alaska and has earned the Chartered Property Casualty Underwriter and Associate in Reinsurance professional designations.

D. Drue Wax, Esq. has served as our Senior Vice President, General Counsel and Secretary since January 2005. Prior to that, she, through her law firm, represented us on various regulatory and corporate issues. From 1998 through March 2004, she served as senior counsel in the corporate legal department of the Kemper insurance companies, where her responsibilities involved regulatory and corporate work for the various Kemper corporations, including the Eagle Entities and Kemper Employers Insurance Company. Prior to 1998, Ms. Wax advised on insurance regulatory matters for Davidson, Goldstein, Mandell & Menkes, and was an associate in the Chicago office of Sidley & Austin. She received her J.D. from Chicago Kent College of Law, and her B.A. from Middlebury College. Ms. Wax is licensed to practice law in the States of Illinois and Washington.

M. Philip Romney has served as our Vice President, Finance and Principal Accounting Officer since November 2004 and as our Assistant Secretary since January 2005. From February 2000 until October 2004, Mr. Romney served as Director of Finance, Controller and Assistant Secretary for Eden Bioscience Corporation, a biotechnology company in Washington. Mr. Romney holds B.S. and MAcc. degrees from Brigham Young University, is a licensed Certified Public Accountant in the State of Washington and is a member of the American Institute of Certified Public Accountants and of the Washington Society of Certified Public Accountants.

Set forth below is information concerning our key employee.

Craig A. Pankow has served as the President of PointSure Insurance Services, Inc., one of our wholly-owned subsidiaries, since May 2007, and as President of Black/White and Associates of Nevada, PointSure’s wholly owned subsidiary, since its acquisition in July 2008. From 2005 until May 2007, Mr. Pankow served as Executive Vice President of PointSure with responsibilities for business development. Prior to joining PointSure, Mr. Pankow was the Western Region Marketing Officer for Willis of North America. Mr. Pankow has more than 25 years of insurance industry experience. He holds a Bachelor of Science degree in Business Administration and an M.B.A. degree from City University. He also has earned the Associate in Risk Management professional designation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information regarding the compensation program in place for our principal executive officer, all individuals serving as our principal financial officer or acting in a similar capacity during the last completed fiscal year, and the three most highly-compensated executive officers other than the principal executive officer and principal financial officers for 2009. We refer to these six individuals as Named Executive Officers (“NEOs”). This section also includes information regarding, among other things, the overall objectives of our compensation program and a description of each element of our executive compensation program.

The Compensation Committee of our Board of Directors (referred to in this section as the “Committee”) oversees our executive compensation program and determines the compensation for our NEOs other than the Chief Executive Officer (“CEO”). For our CEO, the Committee develops a compensation recommendation for approval by the independent members of our Board of Directors (the “Board”). The compensation of Scott H. Maw, our Chief Financial Officer (“CFO”) hired in 2010, was determined in part by a search committee consisting of two members of the Committee and another independent director who were responsible for administering the search for our new CFO. The Committee acts pursuant to a charter that has been approved by our Board.

Objectives and Design of Our Compensation Program

The compensation program for our NEOs is designed to attract, retain and reward talented executives in a manner which aligns their short- and long-term interests with those of our stockholders. We believe that the compensation program should offer compensation that is competitive and equitable and provides an effective balance between fixed components and variable short-term and long-term components. SeaBright is a growth-oriented company that operates in a dynamic competitive environment. We develop our NEOs’ compensation programs to emphasize goal alignment with our stockholders, a balance of short- and long-term incentives, and flexibility in the structure of the programs so that they may evolve with our continued development. To attain these goals, we utilize components that have a clearly determinable value: (i) base salary, which is fixed, and (ii) cash bonuses and equity-based compensation (in the form of restricted stock and stock option grants), both of which are variable.

The total compensation package is designed to: (a) reward each NEO for the achievement of company and individual performance goals and objectives and (b) be competitive with total compensation for comparable positions within similar companies. Our compensation program is organized around the following three fundamental principles:

(1) Total compensation should be determined by the performance of both the company and the individual;

(2) Long-term equity-based compensation should represent a meaningful portion of total NEO compensation; and

(3) Our NEO compensation program should be designed to enable us to attract and retain the most talented executives in our industry, and to align the interests of these executives with those of our stockholders.

Performance-Based Compensation.  Our compensation program is designed to create incentives for our NEOs to build long-term stockholder value. We create incentives by providing variable compensation that is linked to company and individual performance. One of the principal components of performance, as we view it, is the achievement of results that we believe will lead to increased long-term stockholder value. If we and/or an individual fail to meet minimum threshold levels of performance, that individual will not earn any variable compensation. Our variable compensation includes short-term compensation under the 2009 Bonus Plan and long-term compensation under our Amended and Restated 2005 Long-Term Equity Incentive Plan (the “2005 Equity Plan”). The Committee believes that at-risk variable compensation (including short-term bonus compensation and long-term equity-based compensation) should consistently represent a majority of any year’s total compensation at plan for the CEO and the other NEOs. In 2009, the Committee set target cash bonuses under our 2009 Bonus Plan at a level that placed 50% of our CEO’s annual cash compensation package at risk and approximately 39%, on average, of our other NEOs’

annual cash compensation packages at risk. While actual proportions will vary from year to year, these annual cash bonuses and long-term equity-based compensation together equal total at-risk variable compensation and will typically represent greater than 50% of total compensation if plan targets are achieved.

Equity-Based Compensation.  The Committee believes that a meaningful portion of total compensation should be delivered in the form of equity awards in order to align the NEOs’ incentives with those of our stockholders and to reinforce the ownership culture within our leadership. These equity awards are intended to focus the NEOs on the achievement of both the annual and long-term financial performance objectives of SeaBright by linking the ultimate compensation realized by the NEOs directly to the price of our common stock over time. In 2009, NEOs received equity compensation in the form of restricted stock and stock option grants. We do not currently maintain specific stock ownership guidelines for our executive officers.

Ability to Attract and Retain Executive Talent.  We believe our stockholders’ long-term interests are addressed in part by our ability to attract and retain the most talented executives in the workers’ compensation insurance industry and related fields. In furtherance of this belief, the Committee seeks to create a compensation package for each NEO that delivers total compensation at plan that is better than the average of the total compensation for the same role delivered by comparable companies with which we compete for executive talent. The Committee believes that offering competitive compensation packages with significant long-term compensation components enhances our ability to retain existing executive talent, and, when necessary, to attract new executive talent from the external marketplace.

Compensation Process and Methodology

Each year, the CEO delivers to the Committee his compensation recommendations for each NEO (other than the CEO). While considering these recommendations carefully, the Committee retains full discretion in determining NEO compensation. The Committee evaluates the compensation packages for our NEOs annually. In February 2008, the Compensation Committee retained Mercer (US) Inc. (“Mercer”), a nationally recognized consulting firm, to analyze our compensation program, the design of each program element, and the Committee’s processes in comparison with peer group and larger companies in our industry. To ensure that our NEO compensation is competitive with current market levels, we compare our compensation to that of a group of peer companies with businesses similar to ours and with which we may compete for executive talent. In 2009, the Committee identified the following companies as our comparable companies for this purpose: Affirmative Insurance Holdings, Inc., AMERISAFE, Inc., Baldwin & Lyons, Inc., Donegal Group, Inc., EMC Insurance Group, Inc., Meadowbrook Insurance Group, Inc., National Interstate Corporation, PMA Capital Corporation, and Tower Group, Inc. (the “Comparable Company Group”). We also reviewed executive compensation information for Argo Group International Holdings, Ltd. and Zenith National Insurance Corp., but did not include them in the Comparable Company Group for benchmarking purposes because of their size relative to the Company. The Committee regularly reviews the Comparable Company Group for relevance and adjusts its composition as necessary. Although we consider compensation data for the Comparable Company Group when establishing total compensation, we do not target a percentile rank for total compensation within the Comparable Company Group data set. Instead, we use the data as a guide in determining the appropriate levels of each form of compensation and the total level of compensation for each executive.

The Elements of Our Compensation Program

Our executive compensation program for 2009 consisted of the following components:

•	Base salary;

•	Cash bonuses under our 2009 Bonus Plan; and

•	Restricted stock grants and stock option grants under our 2005 Equity Plan.

Base Salary.  The first element of our compensation program for NEOs in 2009 was an annual base salary. The Committee believes it is appropriate that a portion of each NEO’s compensation be provided in a form that is fixed, liquid and paid regularly over the course of the year. The Committee sets base salary for NEOs in the first fiscal quarter of each year based on the experience of the individual NEO as well as market salary levels for similar positions within the Comparable Company Group. In each case, the Committee takes into account the executive’s skills, performance level and overall contribution to our company, potential for future development, scope of responsibilities of the position, the expertise and experience required for the position, the period of time over which the executive has performed these responsibilities, his or her anticipated contribution to our financial performance, current economic and market factors relating to our ability to attract and retain top leadership talent, our recent financial performance and internal pay equity. The determination of base salaries, and any adjustment thereto, is strictly discretionary and non-formulaic. Any adjustment to base salaries typically takes effect on April 1st of each year.

On March 27, 2009, the Committee approved increases in the annual base salaries for our executive officers other than our CEO. In general, the Committee recommended lower merit increases and higher bonus opportunities as a percentage of base salary in order to increase the proportion of variable, performance-based compensation for each NEO. On March 27, 2009, the Committee recommended to the Board that the CEO receive no increase in annual base salary (other than a reclassification of a $9,000 car allowance into base salary) combined with a higher target bonus percentage. The independent directors approved the Committee’s recommendation on March 27, 2009. These base salary adjustments, which became effective on April 1, 2009, are set forth below:

	Annual Base	Percentage
Name	Salary	Increase

John G. Pasqualetto	$559,000	1.6%
Richard J. Gergasko	350,000	2.3%
Robert P. Cuthbert(1)	350,000	—%
Richard W. Seelinger	262,650	3.0%
Jeffrey C. Wanamaker	257,500	3.0%
M. Philip Romney	200,900	2.5%

(1)	Mr. Cuthbert, our former Senior Vice President, Chief Financial Officer and Assistant Secretary, resigned effective June 30, 2009.

The Committee approved these adjustments to base salaries based on the factors cited above. No particular weight is assigned to any of these factors. When reviewing our CEO’s annual base salary, the Committee considered current market factors, including the median of base salaries of chief executive officers in the Comparable Company Group. The Committee also evaluated Mr. Pasqualetto’s previous industry experience, his individual contribution to our performance and his responsibility as CEO for our overall performance. Finally, the Committee considered our financial performance on both an absolute and relative basis compared with our industry peers.

On May 12, 2009, based on a proposal from management, the Committee recommended to the Board, and the Board approved, reductions to annual base salaries of each employee whose base salary is equal to or exceeds $150,000, including our NEOs, effective as of May 16, 2009. In addition, the Committee recommended to the Board, and the Board approved, a reduction in the cash compensation for non-management members of the Board (see “Director Compensation”). The percentage reductions and new base salaries for each of the NEOs were as follows:

	Percentage	New Base
Name	Reduction	Salary

John G. Pasqualetto	20%	$447,200
Robert P. Cuthbert	10%	315,000
Richard J. Gergasko	10%	315,000
Richard W. Seelinger	10%	236,385
Jeffrey C. Wanamaker	10%	231,750
M. Philip Romney	10%	180,810

These base salary changes would not have resulted in a reduction of the calculated bonus payments under the 2009 Bonus Plan. For purposes of calculating bonus payments under the 2009 Bonus Plan, the Committee applied the pre-designated target bonus percentages to each participant’s base salary that would have been paid had base salaries remained at the levels in effect immediately prior to the base salary reductions set forth above.

On July 27, 2009, the Board approved a change in Richard J. Gergasko’s title from Executive Vice President — Operations to Chief Operating Officer. In connection with this change, Mr. Gergasko’s annual base salary increased by 10% to $385,000. This increase was applied against his base salary in effect prior to the cost reduction measure in May 2009, and his new base salary level was reduced by 10% consistent with the May 2009 cost reduction measure. As a result, Mr. Gergasko was paid an annual base salary of $346,500 commencing August 1, 2009.

On December 23, 2009, the Committee approved the reinstatement to the previously approved base salary levels, effective January 1, 2010, for each employee whose base salary was reduced on May 16, 2009, including the Company’s NEOs. The increases reinstated the base salary levels in effect immediately prior to the May 16, 2009 base salary reductions except for Mr. Gergasko’s salary which reflected his August 1, 2009 promotion to Chief Operating Officer. The reinstated base salaries for each of the NEOs are as follows:

New Base
Name	Salary

John G. Pasqualetto	$559,000
Richard J. Gergasko	385,000
Richard W. Seelinger	262,650
Jeffrey C. Wanamaker	257,500
M. Philip Romney	200,900

On February 3, 2010, the Board elected Scott H. Maw to serve as our Senior Vice President, Chief Financial Officer and Assistant Secretary. Pursuant to Mr. Maw’s employment offer letter, Mr. Maw is entitled to an annual base salary of $350,000. Mr. Maw’s salary was determined in a manner consistent with the approach discussed above, as well as consideration of his earnings history and his compensation at his prior employer.

On March 22, 2010, the Committee decided that our executive officers other than our CEO would not receive annual salary increases in fiscal year 2010. The Committee recommended to the Board that the CEO receive no increase in annual base salary and the independent directors approved the Committee’s recommendation in a meeting on March 22, 2010. The Committee and the independent directors determined that salary increases would not be given in 2010 due to the challenging macroeconomic and industry environment and to reflect the Committee’s emphasis on variable performance-based pay in 2010.

Cash bonuses under our 2009 Bonus Plan.  The second element of our compensation program for NEOs in 2009 was a cash bonus awarded under our 2009 Bonus Plan. The Committee develops the annual cash bonus opportunities for NEOs by considering, among other factors, cash bonuses paid to executives in the Comparable Company Group. These bonus opportunities are generally consistent with the bonus opportunities we have provided historically. The 2009 Bonus Plan rewarded NEOs for achievement of pre-determined companywide performance goals and individual objectives. We believe these cash bonuses contribute to an appropriate balance of short- and long-term incentives and motivate our NEOs to pursue specific objectives the Committee and Board believe are consistent with the overall goals and strategic direction of our company.

On March 27, 2009, the Committee adopted the 2009 Bonus Plan (the “2009 Bonus Plan”) to provide an incentive to achieve or exceed the financial performance objectives in the Board-approved budget. Bonuses payable under the 2009 Bonus Plan are determined by our achievement of the following three performance metrics: GAAP net income adjusted to exclude capital gains and losses, weighted at 70%; combined ratio adjusted to exclude reserve additions and releases, weighted at 20%; and direct premiums written adjusted to exclude assigned premiums, weighted at 10%. Each performance metric can contribute between 0% and 200% of its corresponding weighting. For each metric, if actual performance is below a minimum level, there will be no bonus contribution. At the target performance level, each metric will contribute 100% of its assigned weighting. At or above the maximum performance level, each metric will contribute 200% of its assigned weighting. The specific calculation of the bonus contribution for each metric will be determined on a linear basis between a minimum achievement level, target and maximum. The 2009 Bonus Plan was designed by the Committee to further the objectives of SeaBright’s executive compensation program as described herein, including the alignment of management’s interests and objectives with those of our stockholders. The Committee also considered the incentive effect of weighting more of each NEO’s total compensation to variable, performance-based pay.

On March 27, 2009, the Committee approved the target bonus opportunities, as a percentage of base salary, for the NEOs for 2009, and companywide minimum, target and maximum performance levels for each performance metric under the 2009 Bonus Plan. The target bonus opportunities provided to each NEO under our 2009 Bonus Plan were set as a fixed percentage of that person’s base salary for 2009, with the percentages for the NEOs ranging from 40% to 100% of base salary as follows: John G. Pasqualetto — 100%; Richard J. Gergasko — 75%; Robert P. Cuthbert — 65%; Richard W. Seelinger — 55%; Jeffrey C. Wanamaker — 55% and M. Philip Romney — 40%. As discussed above, in conjunction with lower merit increases to base salaries, the Committee increased the bonus opportunities for Messrs. Pasqualetto, Gergasko, Cuthbert, Seelinger and Wanamaker from their prior-year levels to account for their individual performance in 2009, their long-term potential, and the increased responsibilities of the positions held by these NEOs as a result of the growth and complexity of our business, and to place more of their total compensation at risk as variable, performance-based pay.

On March 27, 2009, the Committee approved the following threshold, target and maximum levels for each of the three performance metrics for 2009:

Performance Metric	Threshold	Target	Maximum

GAAP net income adjusted to exclude capital gains and losses	$27,349,600	$34,187,000	$41,024,400
Direct premiums written adjusted to exclude assigned premiums	$309,520,000	$386,900,000	$464,280,000
Combined ratio adjusted to exclude reserve additions and releases	96%	92%	88%

For 2009, we achieved GAAP net income adjusted to exclude capital gains and losses of $13.8 million, direct premiums written adjusted to exclude assigned premiums of $282.4 million and combined ratio adjusted to exclude reserve additions and releases of 100.4%. No payments will be awarded under the 2009 Bonus Plan because the threshold level of corporate performance under the 2009 Bonus Plan was not met.

On March 10, 2010, the Committee recommended to the Board, and the independent directors approved, the creation of a discretionary bonus pool (the “Discretionary Bonus Pool”) for bonus-eligible employees, including executive officers. The Discretionary Bonus Pool is limited to $400,000 and payments made thereunder are for the fiscal year ended December 31, 2009. The CEO prepared for the Committee’s consideration a recommendation of the bonus award for certain NEOs other than the CEO. These recommendations were based on data from our performance appraisal system that evaluated department and individual achievement as well as certain subjective factors. Our CEO participated in the Committee’s review of the other NEOs, while the Committee’s review of the CEO was conducted in executive session. The Board’s decision not to grant a discretionary bonus to John G. Pasqualetto, our Chief Executive Officer, was mutually agreed upon by the Board and Mr. Pasqualetto. Scott H. Maw, our Company’s CFO, joined in February 2010 and, under the terms of his employment, is first entitled to receive a bonus award in 2011. Richard J. Gergasko, our Chief Operating Officer, also did not receive a discretionary bonus for 2009. The Committee approved the payment of discretionary bonus awards to the following NEOs: $20,000 to Richard W. Seelinger, Senior Vice President — Policyholder Services; $25,000 to Jeffrey C. Wanamaker, Senior Vice President — Underwriting; and $22,000 to M. Philip Romney, Vice President, Finance, Principal Accounting Officer and Assistant Secretary. The 2009 discretionary bonus awards were paid on March 15, 2010.

Restricted Stock Grants and Stock Option Grants.  The third element of our compensation program for NEOs in 2009 was a restricted stock and stock option grant awarded under our 2005 Equity Plan. Grants of restricted stock and stock options under the 2005 Equity Plan reward NEOs for long-term increases in stockholder value. In 2009, such equity awards, delivered in the form of time-vesting restricted stock and stock options, represented a significant and meaningful percentage of NEO compensation. In addition to stock options, we grant shares of restricted stock for a number of reasons, including the retention effect of longer-term cliff vesting and lower levels of dilution for our stockholders in certain scenarios.

The Committee determines the level of equity awards granted to our NEOs primarily by considering our financial performance as measured by our calendar year GAAP net income (excluding capital gains and losses), return on equity, and on our growth in earned premium and book value. Based on recommendations from our CEO for the other NEOs, the Committee further considers several additional quantitative and qualitative factors in determining equity awards, including the level of equity awards for executives in the Comparable Company Group, performance of our operating subsidiaries and the performance of the departments supervised by each of our NEOs. The Committee then selects, in its judgment, the best balance between restricted stock awards and stock option awards. Because one of the goals of the compensation package is to retain executive talent, we grant equity awards that vest over a period of several years. We believe that this feature of our equity awards (i) creates an incentive for an NEO to remain with our company by deferring a significant amount of compensation over the vesting period and (ii) aligns the interests of the NEO with those of our stockholders by placing the ultimate level of compensation realized by the NEO at risk.

On March 27, 2009, the Committee approved grants of restricted stock and stock options to the NEOs as set forth under “— Grants of Plan-Based Awards” below. In making these awards, the Committee considered our overall performance, each NEO’s contribution to that performance, his or her individual performance during the year against predetermined performance objectives and his or her potential for future development. The Committee approved awards that represented an increase over 2008 awards after a review of each of the foregoing considerations. These stock options have an exercise price equal to the fair market value of our common stock on the date of grant and vest in four equal annual installments over four years. Most of the stock options granted have been incentive stock options under Section 422 of the Internal Revenue Code. However, in 2009, approximately 38% of the stock options granted to our NEOs were nonqualified stock options. Shares of restricted stock granted to the NEOs vest on the third anniversary of the grant date.

On February 23, 2010, we granted 44,445 shares of restricted stock to Mr. Maw in connection with the start of his employment with us. The grant was determined by reviewing market levels of equity compensation for the position of chief financial officer in the Comparable Company Group and past equity awards provided to other senior executives within our company, and was designed to provide Mr. Maw a significant incentive to grow long-term stockholder value. Pursuant to the terms of Mr. Maw’s employment with us, he is next entitled to receive restricted stock and incentive stock options in 2011.

On March [22], 2010, pursuant to the 2005 Equity Plan, and as set forth below, the Committee approved grants of restricted stock and stock options to the NEOs, other than our CEO, and recommended to the Board grants of restricted stock and option awards for our CEO, which the Board approved in a meeting of independent directors on March [22], 2010.

	Restricted	Stock Option
Name	Stock Grants (#)	Grants (#)

John G. Pasqualetto	78,000	26,000
Richard J. Gergasko	45,000	15,000
Scott H. Maw	—	—
Jeffrey C. Wanamaker	28,091	9,364
Richard W. Seelinger	23,878	7,960
M. Philip Romney	13,500	4,500

The Committee believes that its current compensation program for NEOs is appropriately balanced between short-term cash and long-term equity awards. The Committee’s determinations have been assisted by research and guidance provided by Mercer. The Committee may engage other qualified external compensation experts in its discretion. The relative amounts of cash and equity compensation are determined based upon market-level information and are also influenced by the results accomplished in a given calendar year. The Committee believes that the performance measures established for cash awards are appropriate and reflective of our performance potential.

Practices Regarding the Grant of Options

The Committee has generally followed a practice of making annual option grants to its NEOs on a single date each year. For the last three years, the Committee has granted these annual awards at its regularly-scheduled meeting in March. The March meeting date historically occurred within approximately four weeks following the issuance of a press release announcing our results for the previous quarter and fiscal year. The Committee believes that it is appropriate that annual awards be made at a time when all material information regarding our financial results has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information.

While the majority of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for promotions, for retention purposes or otherwise. To date, the Committee recommended, and the board approved, only two such awards: one to Mr. Cuthbert in connection with the start of his employment with us in 2008 and another to Mr. Maw in connection with the start of his employment with us in 2010.

All option awards made to our NEOs, or any of our other employees or directors, are made pursuant to our 2005 Equity Plan. All options under the 2005 Equity Plan are granted with an exercise price that is greater than or equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 2005 Equity Plan to be, on the date of grant, the officially-quoted closing selling price of a share of our common stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which our common stock is then listed for trading for the applicable trading day. We do not currently have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date or by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. While the charter of the Committee permits delegation of the Committee’s authority to subcommittees, all grants to NEOs have been made by the Committee itself and not pursuant to delegated authority.

Perquisites and Personal Benefits

It is the Committee’s judgment that perquisites represent viable forms of compensation both to retain and attract executive talent. In 2008, our CEO received a $750 car allowance each month. In March 2009, the Committee decided to eliminate the CEO’s car allowance and in lieu thereof, increased the CEO’s base salary by $9,000. No NEOs currently receive car allowances. Personal benefits also include the cost of executive life insurance premiums, 401(k) matching contributions and profit sharing contributions.

Post-Termination Compensation Severance Arrangements

We have entered into employment agreements containing severance provisions with certain members of our senior management team, including certain of the NEOs, as described under “— Potential Payments Upon Termination or Change in Control.” We executed an employment offer letter with our former Chief Financial Officer which contained certain severance provisions (described below). We also executed an employment offer letter with our Vice President, Finance, Principal Accounting Officer and Assistant Secretary. On November 3, 2009, in recognition of his performance and to enhance our ability to retain his services during a CFO search, we entered into an employment agreement with him containing severance provisions. The agreement with our CEO provides for payments and other benefits if his employment terminates due to a qualifying event or circumstance, such as a termination without “Cause” or leaving employment for “Good Reason,” as these terms are defined in his employment agreement. The employment agreements with other members of our senior management provide for payments and other benefits if their employment terminates for a qualifying event or circumstance, such as a termination without “Cause,” but do not provide for severance for “Good Reason.” The Committee believes that these severance compensation arrangements are an important part of our overall employment arrangement with our NEOs and help to ensure goal alignment with our stockholders. The Committee also believes that these agreements are important as a recruitment and retention device, as all or nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior management.

On June 30, 2009, our Senior Vice President, Chief Financial Officer and Assistant Secretary delivered written notice to us of his resignation, effective that day. Pursuant to a Release and Settlement Agreement between

Mr. Cuthbert and SeaBright Insurance Company, we agreed to pay Mr. Cuthbert his base salary through the effective date of the Agreement and one year’s severance in an amount equal to his current annual base salary, payable from the effective date of the Agreement and continuing for twelve months thereafter in accordance with our existing payroll practices and subject to applicable withholding. We also forgave Mr. Cuthbert’s obligation to repay the $162,500 sign on bonus paid to him on or about six months from the date of his employment. We agreed to reimburse Mr. Cuthbert for COBRA coverage for 12 months following his separation from SeaBright or such earlier time as he obtains other employment, and paid reasonable relocation expenses and expenses incurred in connection with his current temporary housing. Pursuant to the Release and Settlement Agreement, Mr. Cuthbert released us from all liabilities arising out of any act, transaction or occurrence with respect to his employment and the termination of his employment, including any rights he had under his offer letter dated August 7, 2008 and his equity incentive compensation.

The employment offer letter with our Vice President, Finance, Principal Accounting Officer and Assistant Secretary provided that in the event that his employment is terminated due to reorganization, reduction in force, elimination of his position or for any reason other than “Cause” (as defined in the offer letter) during the first 60 months of his employment, he would be entitled to receive 50% of his annual base salary. Thereafter, his severance would be commensurate with other executive officers in his salary grade but not less than 25% of his then current base. The first 60 months of his employment expired on October 31, 2009. Effective November 3, 2009, we entered into an employment agreement with him which will provide 12 months’ base salary in the event of a termination without “Cause” (as defined in his employment agreement). The employment agreement further states that he will be restricted from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held company for compensation paid in excess of $1.0 million in any taxable year to the principal executive officer and the three other most highly compensated executive officers other than the principal executive officer or the principal financial officer. This deduction limit does not apply to exempt “performance-based compensation” within the meaning of Section 162(m) if certain requirements set forth in Section 162(m) are met. The proposed Section 162(m) goals and annual grant limitations under the 2005 Equity Plan are designed to enable us to provide incentive compensation to certain of our executive officers whose compensation is tax deductible for U.S. federal income tax purposes in a manner that qualifies for an exemption, as “performance-based compensation,” from the deduction limitations under Section 162(m) of the Internal Revenue Code.

The Compensation Committee intends to structure awards for the fiscal year ending December 31, 2010 and subsequent fiscal years under the 2005 Equity Plan so that compensation paid pursuant to its terms will qualify for the “performance-based compensation” exception under Section 162(m) and be eligible for deductibility by us. Towards that end, our Board of Directors has submitted the goals and annual grant limitations under the 2005 Equity Plan to stockholders for approval at the 2010 Annual Meeting, to comply with the requirements of Section 162(m). See “Proposal No. 2 — Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.” The deductibility of compensation is only one factor that the Compensation Committee intends to consider in assessing whether a particular arrangement is appropriate in light of its goal of encouraging our executive officers to achieve strategic, operational and financial objectives and to operate the business in a manner that enhances stockholder value. Accordingly, under appropriate circumstances, the Compensation Committee may authorize payment of compensation to our executive officers outside the limits of Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board of Directors of SeaBright Insurance Holdings, Inc. oversees SeaBright Insurance Holdings, Inc.’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and this Proxy Statement.

The Compensation Committee

Peter Y. Chung, Chairman
William M. Feldman
Mural R. Josephson
Michael D. Rice

Summary Compensation Table

The following table sets forth information regarding compensation earned by NEOs in 2009, 2008 and 2007:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

John G. Pasqualetto	2009	$488,341	$—	$743,626	$91,960	$—	$15,337	$1,339,264
Chairman, President and	2008	539,132	—	1,022,000	154,800	209,625	23,998	1,949,555
Chief Executive Officer	2007	476,608	—	1,092,600	134,000	586,625	23,670	2,313,503
Richard J. Gergasko	2009	340,716	—	392,719	48,564	—	13,529	795,528
Chief Operating Officer	2008	338,632	—	525,600	61,920	111,210	14,995	1,052,357
	2007	318,108	—	546,300	67,000	300,675	14,639	1,246,722
Robert P. Cuthbert(5)	2009	171,441	—	88,678	10,965	—	465,227	736,311
Former Senior Vice	2008	77,227	162,500	350,011	32,224	—	35,449	657,411
President, Chief Financial Officer and Assistant Secretary
Jeffrey C. Wanamaker	2009	240,976	25,000	311,836	38,565	—	12,926	629,303
Senior Vice President —	2008	244,759	—	372,300	43,860	65,651	14,629	741,199
Underwriting	2007	220,957	—	382,410	46,900	166,782	11,639	828,688
Richard W. Seelinger	2009	245,778	20,000	277,729	34,345	—	12,779	590,631
Senior Vice President —	2008	251,940	—	372,300	43,860	67,584	14,711	750,395
Policyholder Services	2007	235,013	—	327,780	40,200	177,413	12,793	793,199
M. Philip Romney(5)	2009	188,351	22,000	116,939	14,460	—	10,058	351,808
Vice President, Finance, Principal	2008	195,299	—	208,050	24,510	69,806	12,091	509,756
Accounting Officer and Assistant Secretary

(1)	Consists of the aggregate grant date fair value of shares of restricted stock granted to our NEOs during 2009, 2008 and 2007 under our 2005 Equity Plan, calculated in accordance with FASB ASC Topic 718. For a discussion of restricted stock awards made in 2009 related to 2008 performance, please see “— Compensation Discussion and Analysis — The Elements of Our Compensation Program — Restricted Stock Grants and Stock Option Grants.” See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, for a discussion of the relevant assumptions used in the valuation.

Mr. Cuthbert, our former Chief Financial Officer, resigned on June 30, 2009. Pursuant to the provisions of the 2005 Equity Plan, 38,892 shares of unvested restricted common stock held by Mr. Cuthbert were forfeited on the date of his resignation. No other shares of restricted stock were forfeited by our NEOs during 2009.

(2)	Consists of the aggregate grant date fair value of stock options granted to our NEOs during 2009, 2008 and 2007 under our 2005 Equity Plan, calculated in accordance with FASB ASC Topic 718. For a discussion of stock option awards made in 2009 related to 2008 performance, please see “— Compensation Discussion and

Analysis — The Elements of Our Compensation Program — Restricted Stock Grants and Stock Option Grants.” See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, for a discussion of the relevant assumptions used in the valuation.

Mr. Cuthbert, our former Chief Financial Officer, resigned on June 30, 2009. Pursuant to the provisions of the 2005 Equity Plan, 10,419 incentive stock options held by Mr. Cuthbert were forfeited on the date of his resignation. No other stock options were forfeited by our NEOs during 2009.

(3)	Includes payments awarded to our NEOs under our bonus plans in effect for each year. These amounts were earned in the years indicated and paid in the following March. No payments will be awarded under the Company’s 2009 Bonus Plan because the threshold level of corporate performance under the 2009 Bonus Plan was not met. For additional information on our 2009 Bonus Plan, see “— Compensation Discussion and Analysis — The Elements of Our Compensation Program — Cash bonuses under our 2009 Bonus Plan.”

(4)	All other payments to or on behalf of our NEOs in 2009 include the following amounts (valued at actual amounts paid). Amounts paid to Mr. Cuthbert for relocation and interim living expenses include a tax gross-up for the income tax effect of the payments of $23,940. Amounts paid to Mr. Cuthbert for health benefits include a tax gross-up of $8,492.

						Relocation
			401(k)			and Interim
	Automobile	Life Insurance	Matching	Accrued	Severance	Living	Health
Named Executive Officer	Allowance	Premiums	Contributions	Vacation	Payments	Expenses	Benefits	Total

John G. Pasqualetto	$2,250	$837	$12,250	$—	$—	$—	$—	$15,337
Richard J. Gergasko	—	1,279	12,250	—	—	—	—	13,529
Robert P. Cuthbert	—	639	8,650	16,962	350,000	65,678	23,298	465,227
Jeffrey C. Wanamaker	—	949	11,977	—	—	—	—	12,926
Richard W. Seelinger	—	968	11,811	—	—	—	—	12,779
M. Philip Romney	—	741	9,317	—	—	—	—	10,058

(5)	In 2009, Mr. Cuthbert served as our Senior Vice President, Chief Financial Officer and Assistant Secretary until his resignation on June 30, 2009. Mr. Romney, our Vice President, Finance, Principal Accounting Officer and Assistant Secretary, acted in a similar capacity as a principal financial officer from July 1, 2009 through February 2, 2010. Mr. Maw joined us on February 3, 2010 and has served as our Chief Financial Officer since that date.

Grants of Plan Based Awards

The following table summarizes grants of incentive stock options and shares of restricted common stock to our NEOs in 2009 and the estimated possible payouts under the 2009 Bonus Plan:

						All Other	All Other
						Stock Awards:	Option Awards:
			Estimated Possible Payouts Under			Number of	Number of	Exercise or	Grant Date
			Non-Equity Incentive Plan			Shares of	Securities	Base Price	Fair Value
			Awards(1)			Stock or	Underlying	of Option	of Stock
	Grant		Threshold	Target	Maximum	Units	Options	Awards	and Option
Name	Date		($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	Awards(4)

John G. Pasqualetto	3/27/09	(5)	$—	$556,750	$1,113,500	—	—	$—	$—
	3/27/09		—	—	—	70,021	—	—	743,623
	3/27/09		—	—	—	—	23,340	10.62	91,960
Richard J. Gergasko	3/27/09	(5)	—	271,938	543,876	—	—	—	—
	3/27/09		—	—	—	36,979	—	—	392,717
	3/27/09		—	—	—	—	12,326	10.62	48,564
Jeffrey C. Wanamaker	3/27/09	(5)	—	140,594	281,188	—	—	—	—
	3/27/09		—	—	—	29,363	—	—	311,835
	3/27/09		—	—	—	—	9,788	10.62	38,565
Richard W. Seelinger	3/27/09	(5)	—	143,406	286,812	—	—	—	—
	3/27/09		—	—	—	26,152	—	—	277,734
	3/27/09		—	—	—	—	8,717	10.62	34,345
M. Philip Romney	3/27/09	(5)	—	79,870	159,740	—	—	—	—
	3/27/09		—	—	—	11,011	—	—	116,937
	3/27/09		—	—	—	—	3,670	10.62	14,460
Robert P. Cuthbert	3/27/09	(5)	—	113,750	227,500	—	—	—	—
	3/27/09		—	—	—	8,350	—	—	88,677
	3/27/09		—	—	—	—	2,783	10.62	10,965

(1)	For additional information on our 2009 Bonus Plan, see “— Compensation Discussion and Analysis — The Elements of our Compensation Program — Cash bonuses under our 2009 Bonus Plan.”

(2)	Consists of shares of restricted common stock awarded under our 2005 Equity Plan. The awards fully vest on March 27, 2012, the third anniversary of the grant date. For additional information on our 2005 Equity Plan, see “— Employee Benefit Plans — 2005 Long-Term Equity Incentive Plan.”

(3)	Consists of options to purchase shares of our common stock awarded under our 2005 Equity Plan. The awards vest 25% on each of the first four anniversaries of the March 27, 2009 grant date. For additional information on our 2005 Equity Plan, see “— Employee Benefit Plans — 2005 Long-Term Equity Incentive Plan.”

(4)	For shares of restricted common stock, consists of the number of shares of stock awarded multiplied by the closing price of our common stock on the grant date. For incentive stock options, consists of the number of options granted multiplied by the grant date fair value of each option. The grant date fair value is calculated according to the provisions of FASB ASC Topic 718.

(5)	Reflects each NEO’s participation in our 2009 Bonus Plan. Amounts shown indicate each NEO’s potential bonus assuming successful completion of the NEO’s individual goals and objectives and achievement of the threshold, target and maximum operating results, defined as (a) net income determined in accordance with generally accepted accounting principles (“GAAP”) excluding capital gains and losses (70% weighting); (b) combined ratio, adjusted to exclude reserve additions and releases (20% weighting); and (c) direct premiums written, adjusted to exclude assigned premiums (10% weighting).

Employment Agreements

The following information summarizes the employment agreements for our CEO and each of the other NEOs.

John G. Pasqualetto.  Mr. Pasqualetto’s employment agreement, as amended, provides for an annual base salary of $313,793 and an annual incentive bonus in a target amount of 65% of his base salary. Mr. Pasqualetto’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 27,

2009, upon the Compensation Committee’s recommendation, the independent directors of the Board approved an increase in Mr. Pasqualetto’s annual base salary to $559,000 and a new target incentive bonus percentage of 100%. Mr. Pasqualetto may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Pasqualetto’s employment without Cause or if Mr. Pasqualetto terminates his employment for Good Reason, each as defined in his employment agreement, he will be entitled to receive his base salary and bonus (prorated to the date of termination) payable in regular installments from the date of termination for a period of 18 months thereafter. Mr. Pasqualetto’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting SeaBright’s employees, customers, suppliers or other business relations for 18 months following the date of his termination.

Richard J. Gergasko.  Mr. Gergasko’s employment agreement provides for an annual base salary of $258,832 and an annual incentive bonus in a target amount of 50% of his base salary. Mr. Gergasko’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 27, 2009, the Compensation Committee approved an increase in Mr. Gergasko’s annual base salary to $350,000 and a new target incentive bonus percentage of 75%. On July 27, 2009, the Board approved a change in Mr. Gergasko’s title from Executive Vice President — Operations to Chief Operating Officer. In connection with this change, Mr. Gergasko’s annual base salary increased by 10% to $385,000. Mr. Gergasko may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Gergasko’s employment without Cause, as defined in his employment agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Gergasko’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.

Robert P. Cuthbert.  Mr. Cuthbert’s employment offer letter provided for an annual base salary of $350,000. In addition, Mr. Cuthbert was entitled to a sign-up bonus in the amount of $325,000, of which $162,500 was paid within 30 days from his date of hire and $162,500 was paid on or about six months from his date of hire. Mr. Cuthbert agreed to repay $162,500 of this sign-up bonus if he voluntarily terminated his employment within 18 months from his date of hire. Pursuant to the offer letter, Mr. Cuthbert was eligible to participate in our annual bonus program beginning on January 1, 2009 at a bonus target level of 50% of annual base salary. The offer letter contemplated Mr. Cuthbert receiving shares of restricted stock worth $350,000, and stock options that represented 25% of that number of shares of restricted stock awarded to him, pursuant to the 2005 Equity Plan. Mr. Cuthbert received these equity awards on October 15, 2008. Mr. Cuthbert was also entitled to the corporate relocation package, in an amount not to exceed $400,000 unless approved by our CEO. On March 27, 2009, the Compensation Committee approved a new target incentive bonus percentage of 65%. In the event that Mr. Cuthbert’s employment was terminated due to reorganization, reduction in force, elimination of his position or a material change in control of SeaBright (other than for Cause as defined in the offer letter) during the first 60 months of his employment, he was entitled to 200% of his annual base salary, payable from the date of termination for a period of 12 months thereafter.

Mr. Cuthbert resigned effective June 30, 2009. For a description of the payments in connection with Mr. Cuthbert’s resignation, see “— Cash Severance and Payments under 2009 Bonus Plan.”

Richard W. Seelinger.  Mr. Seelinger’s employment agreement provides for an annual base salary of $187,113 and an annual incentive bonus in a target amount of 40% of his base salary. Mr. Seelinger’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 27, 2009, the Compensation Committee approved an increase in Mr. Seelinger’s annual base salary to $262,650 and a new target incentive bonus percentage of 55%. Mr. Seelinger may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Seelinger’s employment without Cause, as defined in his employment agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Seelinger’s employment agreement provides that he will be restricted from engaging in specified competitive activities and from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.

Jeffrey C. Wanamaker.  Mr. Wanamaker’s employment agreement provides for an annual base salary of $164,966 and an annual incentive bonus in a target amount of 40% of his base salary. Mr. Wanamaker’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 27, 2009, the Compensation Committee approved an increase in Mr. Wanamaker’s annual base salary to $257,500 and a new target incentive bonus percentage of 55%. Mr. Wanamaker may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Wanamaker’s employment without Cause, as defined in his employment agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Wanamaker’s employment agreement provides that he will be restricted from engaging in specified competitive activities and soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.

M. Philip Romney.  Mr. Romney’s employment agreement provides for an annual base salary of $155,000 and an annual incentive bonus in a target amount of 40% of his base salary. Mr. Romney’s salary and target bonus amount are subject to review by the Board for market and performance adjustments at the beginning of each calendar year and may be adjusted after such review in the Board’s sole discretion. On March 27, 2009, the Compensation Committee approved an increase in Mr. Romney’s annual base salary to $200,900. Mr. Romney may participate in present and future benefit plans that are generally made available to employees from time to time. If we terminate Mr. Romney’s employment without Cause, as defined in his employment agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter. Mr. Romney’s employment agreement provides that he will be restricted from soliciting our employees, customers, suppliers or other business relations for 12 months following the date of his termination.

Employee Benefit Plans

2003 Stock Option Plan

In 2003, our Board of Directors adopted the SeaBright Insurance Holdings Inc. 2003 Stock Option Plan. The 2003 Stock Option Plan was amended and restated in February 2004, and on April 3, 2007, the Committee amended and restated the plan as the Second Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”). The purpose of this plan was to create an incentive for directors, consultants, advisors, officers and other employees to remain in our employ and to contribute to our success by granting to them a favorable opportunity to acquire our common stock. The 2003 Stock Option Plan was also intended to help us attract and retain individuals of exceptional managerial talent upon whom, in large measure, our sustained growth and profitability depend. As our Compensation Committee has terminated the ability to grant future stock option awards under the 2003 Stock Option Plan, we anticipate that all future stock option grants will be made under our 2005 Equity Plan, discussed below.

Types of Awards and Eligibility.  The 2003 Stock Option Plan provides for the grant of either “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options to our directors, consultants, advisors, executive officers or other key employees selected by our Board of Directors to participate in this plan.

Share Reserve/Limitation.  The number of shares of common stock with respect to which options may be granted under the 2003 Stock Option Plan and which may be issued upon exercise thereof may not exceed 776,458, subject to the Board’s authority to adjust this amount in the event of a reorganization, recapitalization, merger, consolidation, share exchange, stock dividend, stock split or similar transactions affecting our common stock. We have granted options to purchase 481,946 shares of common stock under the 2003 Stock Option Plan.

Administration.  Our Board of Directors, or a committee designated by the Board, administers the 2003 Stock Option Plan. Under the 2003 Stock Option Plan, the Board or the Committee has sole and complete authority to: select participants; grant options to participants in forms and amounts it determines; impose limitations, restrictions and conditions upon options as it deems appropriate; interpret the plan and adopt, amend and rescind administrative guidelines and other rules relating to the plan; correct any defect or omission or reconcile any inconsistency in the plan or an option granted under the plan; and make all other determinations on and take all other actions necessary or advisable for the implementation and administration of the plan.

Terms of Awards.  The exercise price of an option granted under the 2003 Stock Option Plan may not be less than 100% of the fair market value of our common stock on the date the option is granted. Our Board of Directors determines, in connection with each option grant under the plan, when options become exercisable and when they expire, provided that the expiration may not exceed ten years from the date of grant.

Change of Control.  For a description of termination and change in control provisions applicable to options issued under the 2003 Stock Option Plan, please see “— Potential Payments Upon Termination or Change in Control — Stock Options Under the 2003 Stock Option Plan.” On April 3, 2007, the Committee amended the 2003 Stock Option Plan to extend the “protection period” following a Sale of the Company to four years following a Sale of the Company during which a participant’s stock options would accelerate and become fully vested and exercisable if the participant were subject to an “Involuntary Termination.”

2005 Long-Term Equity Incentive Plan

For a summary of the material terms of the 2005 Equity Plan, see “Proposals to be Voted On — Proposal No. 2: Approval of the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.”

For a description of termination and change in control provisions applicable to stock options and restricted stock issued under the 2005 Equity Plan, please see “— Potential Payments Upon Termination or Change in Control — Stock Options and Restricted Stock Awards Under the 2005 Equity Plan.”

Outstanding Equity Awards

The following table summarizes the outstanding equity award holdings of our NEOs as of December 31, 2009:

	Option Awards				Stock Awards
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or		of Shares
	Underlying	Underlying			Units of		or Units
	Unexercised	Unexercised	Option	Option	Stock that		of Stock that
	Options (#)	Options (#)	Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)		Vested ($)

John G. Pasqualetto	155,292	—	$6.54	9/30/13	60,000	(2)	$689,400
	76,499	—	10.50	1/20/15	70,000	(3)	804,300
	18,750	6,250	17.64	3/17/16	70,021	(4)	804,541
	10,000	10,000	18.21	3/28/17
	7,500	22,500	14.60	3/27/18
	—	23,340	10.62	3/27/19
Richard J. Gergasko	57,896	—	6.54	9/30/13	30,000	(2)	344,700
	45,899	—	10.50	1/20/15	36,000	(3)	413,640
	9,375	3,125	17.64	3/17/16	36,979	(4)	424,889
	5,000	5,000	18.21	3/28/17
	3,000	9,000	14.60	3/27/18
	—	12,326	10.62	3/27/19
Jeffrey C. Wanamaker	58,235	—	6.54	9/30/13	21,000	(2)	241,290
	15,300	—	10.50	1/20/15	25,500	(3)	292,995
	3,000	1,000	17.64	3/17/16	29,363	(4)	337,381
	3,500	3,500	18.21	3/28/17
	2,126	6,374	14.60	3/27/18
	—	9,788	10.62	3/27/19
Richard W. Seelinger	38,823	—	6.54	9/30/13	18,000	(2)	206,820
	22,950	—	10.50	1/20/15	25,500	(3)	292,995
	3,000	1,000	17.64	3/17/16	26,152	(4)	300,486
	3,000	3,000	18.21	3/28/17
	2,125	6,375	14.60	3/27/18
	—	8,717	10.62	3/27/19
M. Philip Romney	7,650	—	10.50	1/20/15	12,000	(2)	137,880
	1,406	469	17.64	3/17/16	14,250	(3)	163,733
	2,000	2,000	18.21	3/28/17	11,011	(4)	126,516
	1,188	3,562	14.60	3/27/18
	—	3,670	10.62	3/27/19
Robert P. Cuthbert(5)	—	—	—	—	—		—

(1)	Stock options granted to NEOs vest 25% on each of the first four anniversaries of the date of grant. The following table provides information with respect to the vesting of each NEO’s stock options that were unexercisable at December 31, 2009:

		Year in Which Options Vest
Name	Grant Date	2010	2011	2012	2013	Total

John G. Pasqualetto	3/17/06	6,250	—	—	—	6,250
	3/28/07	5,000	5,000	—	—	10,000
	3/27/08	7,500	7,500	7,500	—	22,500
	3/27/09	5,835	5,836	5,834	5,835	23,340
Richard J. Gergasko	3/17/06	3,125	—	—	—	3,125
	3/28/07	2,500	2,500	—	—	5,000
	3/27/08	3,000	3,000	3,000	—	9,000
	3/27/09	3,082	3,081	3,082	3,081	12,326
Jeffrey C. Wanamaker	3/17/06	1,000	—	—	—	1,000
	3/28/07	1,750	1,750	—	—	3,500
	3/27/08	2,124	2,126	2,124	—	6,374
	3/27/09	2,448	2,446	2,448	2,446	9,788
Richard W. Seelinger	3/17/06	1,000	—	—	—	1,000
	3/28/07	1,500	1,500	—	—	3,000
	3/27/08	2,126	2,124	2,125	—	6,375
	3/27/09	2,180	2,179	2,179	2,179	8,717
M. Philip Romney	3/17/06	469	—	—	—	469
	3/28/07	1,000	1,000	—	—	2,000
	3/27/08	1,188	1,187	1,187	—	3,562
	3/27/09	918	917	918	917	3,670

(2)	Shares of restricted common stock granted to our NEOs on March 28, 2007 vested on March 28, 2010, the third anniversary of the date of grant.

(3)	Shares of restricted common stock granted to our NEOs on March 27, 2008 that vest on March 27, 2011, the third anniversary of the date of grant.

(4)	Shares of restricted common stock granted to our NEOs on March 27, 2009 that vest on March 27, 2012, the third anniversary of the date of grant.

(5)	Pursuant to the provisions of the 2005 Equity Plan, all unvested stock options and restricted common stock held by Mr. Cuthbert, consisting of 10,419 incentive stock options and 38,892 shares of restricted stock, were forfeited upon his resignation.

Options Exercised and Restricted Stock Vested

The table below reflects the aggregate value realized by the NEOs upon the exercise of stock options, and the aggregate value realized by the NEOs upon the vesting of restricted stock awards in 2009.

	Option Awards			Stock Awards
	Number of	Value		Number of	Value
	Shares	Realized on		Shares	Realized
	Acquired on	Exercise		Acquired on	on Vesting
Name	Exercise (#)	($)		Vesting (#)(2)	($)(3)

John G. Pasqualetto	—	—		75,000	$801,000
Richard J. Gergasko	4,750	$15,105	(1)	37,500	400,500
Jeffrey C. Wanamaker	—	—		12,000	128,160
Richard W. Seelinger	—	—		12,000	128,160
M. Philip Romney	—	—		5,625	60,075

(1)	Amount calculated based on the difference between the closing market price of $9.72 for our common stock on July 10, 2009 and the exercise price of $6.54.

(2)	Represents the gross number of shares of restricted stock that vested, prior to the executive’s election to have us “hold back” a sufficient number of shares to cover the executive’s income tax withholding obligation in connection with the vesting.

(3)	Amount calculated based on the difference between the closing market price of $10.69 for our common stock on March 17, 2009 and the par value of the stock, which was paid by the executive at the time of grant.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the NEOs assuming each NEO’s employment was terminated under each of the circumstances set forth below, or a change in control occurred, on December 31, 2009. The amounts shown in the tables are estimates, and the actual amounts to be paid can only be determined at the time of the NEO’s separation from SeaBright or upon a change in control.

John G. Pasqualetto, Chairman, President and Chief Executive Officer

						Involuntary
						Termination
						Without
	Termination					Cause
	Without Cause or					Following
	Resignation for	Voluntary	Termination		Death or	Change in
Benefit	Good Reason	Resignation	for Cause	Retirement	Disability	Control

Cash Severance	$670,800	$—	$—	$—	$—	$670,800
Accrued Vacation	57,333	57,333	57,333	57,333	57,333	57,333
Payment under 2009 Bonus Plan	—	—	—	—	—	—
Health and Welfare Benefits	11,647	—	—	—	—	11,647
Value of Restricted Stock Awards under 2005 Equity Plan	—	—	—	2,298,241	2,298,241	2,298,241
Value of Stock Options under 2005 Equity Plan	—	—	—	—	20,306	20,306

Total	$739,780	$57,333	$57,333	$2,355,574	$2,375,880	$3,058,327

Richard J. Gergasko, Chief Operating Officer

						Involuntary
						Termination
						Without
						Cause
						Following
	Termination	Voluntary	Termination		Death or	Change in
Benefit	Without Cause	Resignation	for Cause	Retirement	Disability	Control

Cash Severance	$346,500	$—	$—	$—	$—	$346,500
Accrued Vacation	35,000	35,000	35,000	35,000	35,000	35,000
Payment under 2009 Bonus Plan	—	—	—	—	—	—
Value of Restricted Stock Awards under 2005 Equity Plan	—	—	—	1,183,229	1,183,229	1,183,229
Value of Stock Options under 2005 Equity Plan	—	—	—	—	10,724	10,724

Total	$381,500	$35,000	$35,000	$1,218,229	$1,228,953	$1,575,453

Robert P. Cuthbert, Senior Vice President, Chief Financial Officer and Assistant Secretary

Mr. Cuthbert resigned his positions with SeaBright on June 30, 2009. For the terms and amount of his compensation following termination of his employment, see “Cash Severance and Payments under 2009 Bonus Plan.”

Richard W. Seelinger, Senior Vice President — Policyholder Services

						Involuntary
						Termination
						Without
						Cause
						Following
	Termination	Voluntary	Termination		Death or	Change in
Benefit	Without Cause	Resignation	for Cause	Retirement	Disability	Control

Cash Severance	$236,385	$—	$—	$—	$—	$236,385
Accrued Vacation	15,692	15,692	15,692	15,692	15,692	15,692
Payment under 2009 Bonus Plan	20,000	—	—	—	—	20,000
Value of Restricted Stock Awards under 2005 Equity Plan	—	—	—	800,301	800,301	800,301
Value of Stock Options under 2005 Equity Plan	—	—	—	—	7,584	7,584

Total	$272,077	$15,692	$15,692	$815,993	$823,577	$1,079,962

Jeffrey C. Wanamaker, Senior Vice President — Underwriting

						Involuntary
						Termination
						Without
						Cause
						Following
	Termination	Voluntary	Termination		Death or	Change in
Benefit	Without Cause	Resignation	for Cause	Retirement	Disability	Control

Cash Severance	$231,750	$—	$—	$—	$—	$231,750
Accrued Vacation	29,051	29,051	29,051	29,051	29,051	29,051
Payment under 2009 Bonus Plan	25,000	—	—	—	—	25,000
Value of Restricted Stock Awards under 2005 Equity Plan	—	—	—	871,666	871,666	871,666
Value of Stock Options under 2005 Equity Plan	—	—	—	—	8,516	8,516

Total	$285,801	$29,051	$29,051	$900,717	$909,233	$1,165,983

M. Philip Romney, Vice President, Finance, Principal Accounting Officer and Assistant Secretary

						Involuntary
						Termination
						Without Cause
	Termination	Voluntary	Termination		Death or	Following Change
Benefit	Without Cause	Resignation	for Cause	Retirement	Disability	in Control

Cash Severance	$180,810	$—	$—	$—	$—	$180,810
Accrued Vacation	20,863	20,863	20,863	20,863	20,863	20,863
Payment under 2009 Bonus Plan	22,000	—	—	—	—	22,000
Value of Restricted Stock Awards under 2005 Equity Plan	—	—	—	428,129	428,129	428,129
Value of Stock Options under 2005 Equity Plan	—	—	—	—	3,193	3,193

Total	$223,673	$20,863	$20,863	$448,992	$452,185	$654,995

Cash Severance and Payments under 2009 Bonus Plan

The employment agreements with our NEOs (other than Mr. Cuthbert) provide that upon termination, the executives are generally entitled to receive amounts earned during their term of employment. In addition, if an executive’s employment is terminated without “Cause,” the executive will be entitled to receive his or her base salary payable in regular installments from the date of termination for a severance period set forth in the employment agreement, or until the executive obtains other employment, whichever occurs first. If the CEO’s employment is terminated without “Cause,” he will be entitled to receive his bonus (prorated to the date of termination) payable in regular installments from the date of termination for a severance period set forth in his employment agreement, or until he obtains other employment, whichever occurs first. However, the executive is under no duty to seek alternative employment during the severance period. The severance period for Mr. Pasqualetto, our CEO, is 18 months from the date of termination, and the severance period for the other NEOs (excluding Mr. Cuthbert) is 12 months from the date of termination. The employment agreements also provide that the executives will be restricted from engaging in specified competitive activities and from soliciting SeaBright’s employees, customers, suppliers or other business relations for the applicable severance period.

Under the employment agreements, termination shall be for “Cause” if the executive:

(i) is continuously inattentive to his or her lawful duties after at least one written notice has been provided and the executive has failed to cure the same within a 30-day period thereafter;

(ii) reports to work under the influence of alcohol or illegal drugs, or uses illegal drugs (whether or not at the workplace) or engages in other conduct causing us substantial public disgrace or disrepute or economic harm;

(iii) breaches his or her duty of loyalty to us or engages in any acts of dishonesty or fraud with respect to us or any of our business relations;

(iv) is convicted of a felony or any crime involving dishonesty, breach of trust, or physical or emotional harm to any person (or enters a plea of guilty or nolo contendere with respect thereto); or

(v) breaches any material term of his or her employment agreement or any other agreement between the executive and us or any of our affiliates and the breach (if capable of cure) is not cured within thirty (30) days following written notice thereof from us.

In addition, if Mr. Pasqualetto terminates his employment for “Good Reason,” he will be entitled to receive his base salary and bonus (prorated to the date of termination) payable in regular installments from the date of termination for a period of 18 months, or until he obtains other employment, whichever occurs first. “Good Reason” means the executive’s voluntary resignation within 90 days after the occurrence of any of the following: (i) without the express written consent of the executive, a reduction in the executive’s annualized base salary; (ii) without the express written consent of the executive, a material diminution in his or her supervisory responsibilities; (iii) the relocation of the executive in connection with any relocation of our principal place of business to a facility or a location more than fifty (50) miles outside of the greater Seattle, Washington metropolitan area without the executive’s written consent; or (iv) our failure to obtain the assumption of the executive’s employment agreement by any successors for the remainder of its term.

If Mr. Pasqualetto’s employment is terminated without “Cause,” or if he terminates his employment for “Good Reason,” we have also agreed to pay Mr. Pasqualetto’s COBRA health insurance premiums from the date of termination through the date that is 18 months after the date of termination.

Pursuant to Mr. Cuthbert’s employment offer letter, in the event that Mr. Cuthbert’s employment was terminated due to reorganization, reduction in force, elimination of his position or a material change in control of SeaBright (other than for Cause as defined in the offer letter) during the first 60 months of his employment, he was entitled to 200% of his annual base salary, payable from the date of termination for a period of 12 months thereafter. Pursuant to a Release and Settlement Agreement between Mr. Cuthbert and SeaBright Insurance Company in connection with his resignation, we agreed to pay Mr. Cuthbert his base salary through the effective date of the agreement and one year’s severance of $350,000, payable from the effective date of the agreement and continuing for twelve months thereafter in accordance with our existing payroll practices and subject to applicable withholding. We paid Mr. Cuthbert approximately $17,000 of accrued and unpaid vacation and forgave Mr. Cuthbert’s obligation to repay the $162,500 sign on bonus paid to him on or about six months from the date of his employment. We agreed to reimburse Mr. Cuthbert for approximately $23,300 of COBRA coverage, including a tax gross-up for the income tax effect of these payments of approximately $8,500, for 12 months following his separation from SeaBright or such earlier time as he obtains other employment, and paid approximately $65,700 of reasonable relocation and temporary housing expenses, including a tax gross-up of approximately $24,000. Pursuant to the Release and Settlement Agreement, Mr. Cuthbert released us from all liabilities arising out of any act, transaction or occurrence with respect to his employment and the termination of his employment, including any rights he had under his offer letter dated August 7, 2008 and his equity incentive compensation.

Pursuant to Mr. Romney’s employment offer letter, in the event that Mr. Romney’s employment was terminated due to reorganization, reduction in force, elimination of position or for any reason other than Cause (as defined in the offer letter), during the first 60 months of his employment, he was to have been entitled to receive 50% of his annual base salary. Thereafter, his severance was to have been commensurate with other executive officers in his salary grade but not less than 25% of his then current base salary. Effective November 3, 2009, we entered into an employment agreement with Mr. Romney providing that if we terminate his employment without Cause as defined in his employment agreement, he will be entitled to receive his base salary payable in regular installments from the date of termination for a period of 12 months thereafter.

Stock Options and Restricted Stock Awards under the 2005 Equity Plan

Stock Options.  Under the 2005 Equity Plan, options that are exercisable on the date of termination of a participant’s employment with SeaBright generally expire 30 days after the date of termination, so long as the participant does not compete with us during the 30-day period, and options that are not exercisable on the date of termination are forfeited immediately. There are, however, exceptions depending upon the circumstances of termination. In the event of retirement, a participant’s exercisable options will remain so for up to 90 days after the date of retirement, so long as the participant does not compete with us during the 90-day period. The participant’s options that are not exercisable on the date of retirement will be forfeited, unless the Compensation Committee determines in its discretion that the options shall become fully vested and exercisable. In the case of a participant’s death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, so long as the participant does not compete with us during the 180-day period. In each of the foregoing circumstances, the Board or Compensation Committee may elect to further extend the applicable exercise period in its discretion. Upon termination for “Cause,” all options will terminate immediately, whether or not exercisable. If we undergo a “Change in Control” and a participant is terminated from service through an “Involuntary Termination” within four years thereafter, all of the participant’s options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has the authority to grant options that will become fully vested and exercisable automatically upon a “Change in Control” of SeaBright, whether or not the participant is subsequently terminated. The option award agreements pursuant to which options have been awarded to the NEOs under the 2005 Equity Plan do not provide that the options will become fully vested and exercisable automatically upon a “Change in Control.”

Restricted Stock Awards.  Under the 2005 Equity Plan, generally, if a participant’s employment with us terminates, all shares of restricted stock granted to the participant on which the restrictions have not lapsed shall be immediately forfeited to SeaBright. However, upon a participant’s death, disability or retirement, all restrictions on shares of restricted stock granted to the participant shall lapse. If we undergo a “Change in Control” and a participant is terminated from service through an “Involuntary Termination” within four years thereafter, all restrictions on shares of restricted stock granted to the participant shall lapse. In addition, the Compensation Committee has the authority to grant shares of restricted stock with respect to which all restrictions lapse automatically upon a “Change in Control,” whether or not the participant is subsequently terminated. The restricted stock grant agreements pursuant to which shares of restricted stock have been awarded to the NEOs under the 2005 Equity Plan do not provide that the restrictions on shares of restricted stock lapse automatically upon a “Change in Control.”

Under the 2005 Equity Plan, “Cause” means the occurrence of one or more of the following events:

(i) conviction of a felony or any crime or offense lesser than a felony involving our property;

(ii) conduct that has caused demonstrable and serious injury to us, monetary or otherwise;

(iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by us; or

(iv) breach of duty of loyalty to us or other act of fraud or dishonesty with respect to us.

“Change in Control” for purposes of the 2005 Equity Plan means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than affiliates of Summit Partners and certain other exempt persons, acquires 50% or more of our voting securities;

(ii) during any period of two consecutive years, a majority of our Directors are replaced (other than any new Directors whose election or nomination was approved by at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election was previously so approved);

(iii) consummation of a merger or consolidation of SeaBright with any other corporation, other than a merger or consolidation (a) which would result in our voting securities outstanding immediately prior to the merger or consolidation continuing to represent more than 50% of the combined voting power of the surviving entity or (b) by which our corporate existence is not affected and following which our CEO and Directors retain their positions with us (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of SeaBright or a sale or disposition of all or substantially all of our assets, other than a sale to affiliates of Summit Partners and certain other exempt persons.

“Involuntary Termination” means (i) the participant’s involuntary dismissal or discharge by us or one of our subsidiaries or a successor for reasons other than Cause or (ii) such individual’s voluntary resignation following (A) a change in his or her position with SeaBright which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (base salary or any target incentive compensation) by more than ten percent or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by us or one of our subsidiaries or a successor without the participant’s written consent.

For additional information on our 2005 Equity Plan, see “— Employee Benefit Plans — 2005 Long-Term Equity Incentive Plan.”

Stock Options Under the 2003 Stock Option Plan

Under the 2003 Stock Option Plan, if a participant is terminated other than for “Cause,” the participant’s vested and exercisable options remain so for 30 days after the date of termination. If a participant retires, the participant’s vested and exercisable options remain so for 45 days after the date of retirement. Upon death or disability of a participant, the participant’s vested and exercisable options remain so for 90 days after the date of death or disability. All options that are not vested and exercisable on the date of termination of the participant’s employment will be forfeited as of the date of termination. In the event of a “Sale of the Company” and a participant is terminated from service through an “Involuntary Termination” within four years thereafter, all of the participant’s options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee or the Board may provide, in its discretion, that the options shall become immediately exercisable by any participants who are employed by us at the time of the “Sale of the Company” and/or that all options shall terminate if not exercised as of the date of the “Sale of the Company.”

Under the 2003 Stock Option Plan, “Cause” means if a participant:

(i) acts in bad faith and to the detriment of SeaBright;

(ii) refuses or fails to act in accordance with any specific direction or order of SeaBright or the Board;

(iii) exhibits in regard to his employment unfitness or unavailability for service, unsatisfactory performance, misconduct, dishonesty, habitual neglect, or incompetence;

(iv) is convicted of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person (or enters a plea of guilty or nolo contendere with respect thereto); or

(v) breaches any material term of the 2003 Stock Option Plan or breaches any other agreement (including, without limitation, any employment agreement) between or among the participant and us.

“Cause” can also have any other meaning that may be set forth in a participant’s option award agreement.

“Sale of the Company” under the 2003 Stock Option Plan means the sale of SeaBright pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) our capital stock possessing the voting power under normal circumstances to elect a majority of our Board of Directors (whether by merger, consolidation or sale or transfer of our capital stock) or (ii) all or substantially all of our assets determined on a consolidated basis.

“Involuntary Termination” has the same meaning under the 2003 Stock Option Plan as under the 2005 Equity Plan. Please see “— Stock Options and Restricted Stock Awards Under the 2005 Equity Plan.”

For additional information on our 2003 Stock Option Plan, see “— Employee Benefit Plans — 2003 Stock Option Plan.”

DIRECTOR COMPENSATION

Summary of Director Compensation

On March 28, 2007, the Board approved a new compensation program for non-employee directors. The new compensation program was structured based on a number of factors, including an analysis by an independent compensation consultant retained by the Compensation Committee. The consultant’s analysis included a comparison of our director compensation practices to those of our peers. Under the director compensation program, new non-employee directors elected to the Board will receive an initial restricted stock grant in the amount of $75,000, which will be subject to three-year cliff vesting. In the event of a change in control of us or upon the death, disability or retirement of the participant, all restrictions relating to all outstanding restricted stock grants will lapse. Following this initial grant, no additional equity incentive compensation will be granted to such new directors until the next annual meeting of stockholders.

In addition, non-employee directors receive an annual retainer of $20,000 and an additional $2,500 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting. Certain members of committees of the Board also receive annual retainers. Audit Committee members receive an additional annual retainer of $4,000, except the chair of the Audit Committee who receives an additional annual retainer of $12,000. The chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, a committee of the board of directors of our wholly-owned subsidiary, SeaBright Insurance Company, each receive an additional annual retainer of $5,000.

On May 12, 2009, at the Board’s initiative, the annual cash retainers paid to our non-employee directors, including retainers for committee service, were reduced by 20%, effective May 16, 2009. Effective January 1, 2010, the annual cash retainers paid to our non-employee directors, including retainers for committee service, were returned to the levels in effect immediately prior to the Board’s May 16, 2009 voluntary reduction of fees.

Our directors are also eligible to receive stock options and other equity-based awards when, as and if determined by the Compensation Committee pursuant to the terms of the 2005 Equity Plan. Under our director compensation program, non-employee directors will receive annual equity incentive grants on the date of each annual meeting of stockholders, unless the Compensation Committee determines otherwise. These equity incentive grants have historically consisted of restricted stock grants valued at $60,000 and stock options valued at $20,000. In March 2009, the Board adjusted the mix of equity compensation for non-employee directors to consist of restricted stock grants valued at $40,000 and stock options valued at $40,000. In March 2010, upon the recommendation of the Compensation Committee, the Board returned to its prior practice of granting annual equity awards for non-employee directors consisting of restricted stock grants valued at $60,000 and stock options valued at $20,000. The restricted stock grants will be subject to three-year cliff vesting, and the stock option grants will vest over a four-year period with one-fourth of the options vesting on the first anniversary of the grant date and the remaining three-fourths vesting equally on a monthly basis over the following 36 months. The stock options have an exercise price equal to the closing price of our common stock on the date of grant, as reported on the NYSE. In the event of a change in control of us or upon the death or disability of the participant, all restrictions relating to all outstanding restricted stock grants will lapse and all stock option grants will become fully vested and exercisable. Our Compensation Committee may, in its discretion, determine to exclude one or more non-employee directors from receiving these equity grants in any given year.

Our director compensation program also includes an ownership guideline generally providing that non-employee directors will own shares and options with a value equal to five times the annual retainer for serving as a member of the Board of Directors, excluding retainers for serving on a committee of the Board, after five years of service as a director. The value for this purpose is based on the greater of (a) each security’s value on the date of grant or (b) each security’s fair market value on the fifth anniversary of the director’s election to the Board.

We also reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their service as directors. Directors who are also our employees receive no compensation for serving as directors.

Director Compensation

The following table summarizes compensation paid to or earned by members of our Board of Directors in 2009:

	Fees Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)

Peter Y. Chung	$59,625	$40,006	$40,002	$139,633
Joseph A. Edwards	55,750	40,006	40,002	135,758
William M. Feldman(3)	75,125	40,006	40,002	155,133
Mural R. Josephson	70,250	40,006	40,002	150,258
George M. Morvis	66,625	40,006	40,002	146,633
Michael D. Rice	52,000	40,006	40,002	132,008

(1)	Consists of the aggregate grant date fair value of shares of restricted stock granted to our directors in 2009 under our 2005 Equity Plan, calculated in accordance with FASB ASC Topic 718, except that no estimate of forfeitures was made. No shares of restricted stock were forfeited by our directors during 2009. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, for a discussion of the relevant assumptions used in the valuation.

The following table reflects the number of unvested shares outstanding at December 31, 2009:

			# of Shares
			Outstanding at
		# of Shares	December 31,
Name	Grant Date	Granted	2009

Peter Y. Chung	5/20/08	3,925	3,925
	5/19/09	4,485	4,485
Joseph A. Edwards	5/15/07	3,276	3,276
	5/20/08	3,925	3,925
	5/19/09	4,485	4,485
William M. Feldman	5/15/07	3,276	3,276
	5/20/08	3,925	3,925
	5/19/09	4,485	4,485
Mural R. Josephson	5/15/07	3,276	3,276
	5/20/08	3,925	3,925
	5/19/09	4,485	4,485
George M. Morvis	5/15/07	3,276	3,276
	5/20/08	3,925	3,925
	5/19/09	4,485	4,485
Michael D. Rice	9/24/07	4,151	4,151
	5/20/08	3,925	3,925
	5/19/09	4,485	4,485

(2)	Consists of the aggregate grant date fair value of stock options granted to our directors in 2009 under our 2005 Equity Plan, calculated in accordance with FASB ASC Topic 718, except that no estimate of forfeitures was made. No stock options were forfeited by our directors during 2009. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, for a discussion of the relevant assumptions used in the valuation.

The following table reflects the number of options outstanding at December 31, 2009:

				# of Options
			Option	Outstanding at	Aggregate	Option
		# of Options	Exercise	December 31,	Grant Date	Expiration
Name	Grant Date	Granted	Price	2009	Fair Value	Date

Peter Y. Chung	5/20/08	3,611	$15.29	$3,611	$20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19
Joseph A. Edwards	5/15/07	1,092	18.32	1,092	7,404	5/15/17
	5/24/07	1,858	18.32	1,858	12,244	5/15/17
	5/20/08	3,611	15.29	3,611	20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19
William M. Feldman	1/20/05	7,650	10.50	7,650	23,562	1/20/15
	3/24/05	4,000	12.54	4,000	11,960	3/24/15
	5/25/06	4,000	17.16	4,000	20,640	5/25/16
	5/15/07	1,092	18.32	1,092	7,404	5/15/17
	5/24/07	1,858	18.32	1,858	12,244	5/15/17
	5/20/08	3,611	15.29	3,611	20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19
Mural R. Josephson	2/28/04	7,650	6.54	7,650	8,186	2/28/14
	3/24/05	4,000	12.54	4,000	11,960	3/24/15
	5/25/06	4,000	17.16	4,000	20,640	5/25/16
	5/15/07	1,092	18.32	1,092	7,404	5/15/17
	5/24/07	1,858	18.32	1,858	12,244	5/15/17
	5/20/08	3,611	15.29	3,611	20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19
George M. Morvis	2/28/04	7,650	6.54	7,650	8,186	2/28/14
	3/24/05	4,000	12.54	4,000	11,960	3/24/15
	5/25/06	4,000	17.16	4,000	20,640	5/25/16
	5/15/07	1,092	18.32	1,092	7,404	5/15/17
	5/24/07	1,858	18.32	1,858	12,244	5/15/17
	5/20/08	3,611	15.29	3,611	20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19
Michael D. Rice	5/20/08	3,611	15.29	3,611	20,005	5/20/18
	5/19/09	11,528	8.92	11,528	40,002	5/19/19

(3)	Mr. Feldman’s fees earned include compensation for his services as Chairman of the Finance Committee of our wholly-owned subsidiary, SeaBright Insurance Company.

BENEFICIAL OWNERSHIP TABLE

The following table provides information concerning beneficial ownership of our common stock as of March 23, 2010, by:

•	each of our directors and nominees;

•	each of our NEOs;

•	each person known by us to beneficially own 5% or more of our outstanding common stock; and

•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 21,969,356 shares of common stock outstanding as of March 23, 2010 and a total of 754,791 common stock options currently exercisable or exercisable by our directors and executive officers as a group within 60 days of March 23, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 23, 2010 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage

5% or more beneficial owners:
T. Rowe Price Associates, Inc.(1)	2,040,361	9.3%
Dimensional Fund Advisors LP(2)	1,809,231	8.2%
Wells Fargo and Company(3)	1,660,765	7.6%
BlackRock, Inc.(4)	1,230,277	5.6%
Wells Capital Management Incorporated(5)	1,144,080	5.2%
Directors and NEOs:
John G. Pasqualetto(6)	677,721	3.0%
Richard J. Gergasko(7)	351,556	1.6%
Jeffrey C. Wanamaker(8)	218,261	1.0%
Richard W. Seelinger(9)	190,537	*
M. Philip Romney(10)	72,718	*
Mural R. Josephson(11)	48,874	*
George M. Morvis(12)	47,374	*
Scott H. Maw(13)	44,445	*
William M. Feldman(14)	43,874	*
Peter Y. Chung(15)	29,991	*
Joseph A. Edwards(16)	28,224	*
Michael D. Rice(17)	26,956	*
Robert P. Cuthbert	—	*
All directors and executive officers as a group (15 persons)	1,998,223	8.8%

*	Less than 1%.

(1)	Based on a Schedule 13G/A filed on February 12, 2010 by T. Rowe Price Associates, Inc., which is classified as an investment advisor under Section 203 of the Investment Advisors Act of 1940. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)	Based on a Schedule 13G/A filed on February 8, 2010 by Dimensional Fund Advisors LP, which is classified as an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E). The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)	Based on a Schedule 13G filed on January 21, 2010 by Wells Fargo and Company, which is classified as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G). The address of Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104.

(4)	Based on a Schedule 13G filed on January 29, 2010 by BlackRock, Inc., which is classified as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G). The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	Based on a Schedule 13G filed on January 21, 2010 by Wells Capital Management Incorporated, which is classified as an investment adviser in accordance with Rule 240.13d-1(b)(1)(ii)(E). The address of Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, CA 94105.

(6)	Includes 60,000 shares of restricted stock that vested in March 2010, 70,000 shares of restricted stock that vest in March 2011, 70,021 shares of restricted stock that vest in March 2012, 78,000 shares of restricted stock that vest in March 2013, and options to purchase 292,627 shares of common stock exercisable within 60 days of March 23, 2010.

(7)	Includes 30,000 shares of restricted stock that vested in March 2010, 36,000 shares of restricted stock that vest in March 2011, 36,979 shares of restricted stock that vest in March 2012, 45,000 shares of restricted stock that vest in March 2013, and options to purchase 132,877 shares of common stock exercisable within 60 days of March 23, 2010.

(8)	Includes 21,000 shares of restricted stock that vested in March 2010, 25,500 shares of restricted stock that vest in March 2011, 29,363 shares of restricted stock that vest in March 2012, 28,091 shares of restricted stock that vest in March 2013, and options to purchase 89,483 shares of common stock exercisable within 60 days of March 23, 2010.

(9)	Includes 18,000 shares of restricted stock that vested in March 2010, 25,500 shares of restricted stock that vest in March 2011, 26,152 shares of restricted stock that vest in March 2012, 23,878 shares of restricted stock that vest in March 2013, and options to purchase 76,704 shares of common stock exercisable within 60 days of March 23, 2010.

(10)	Includes 12,000 shares of restricted stock that vested in March 2010, 14,250 shares of restricted stock that vest in March 2011, 11,011 shares of restricted stock that vest in March 2012, 13,500 shares of restricted stock that vest in March 2013, and options to purchase 15,818 shares of common stock exercisable within 60 days of March 23, 2010.

(11)	Includes 3,276 shares of restricted stock that vest in May 2010, 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, and options to purchase 25,188 shares of common stock exercisable within 60 days of March 23, 2010.

(12)	Includes 3,276 shares of restricted stock that vest in May 2010, 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, and options to purchase 25,188 shares of common stock exercisable within 60 days of March 23, 2010.

(13)	Consists of 22,223 shares of restricted stock that vest in February 2011 and 22,222 shares of restricted stock that vest in February 2013.

(14)	Includes 3,276 shares of restricted stock that vest in May 2010, 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, options to purchase 25,188 shares of common stock exercisable within 60 days of March 23, 2010, and 3,000 shares of stock held indirectly by Mr. Feldman as custodian for his minor children under the UTMA/IL.

(15)	Includes 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, and options to purchase 6,895 shares of common stock exercisable within 60 days of March 23, 2010.

(16)	Includes 3,276 shares of restricted stock that vest in May 2010, 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, and options to purchase 9,538 shares of common stock exercisable within 60 days of March 23, 2010.

(17)	Includes 4,151 shares of restricted stock that vest in September 2010, 3,925 shares of restricted stock that vest in May 2011, 4,485 shares of restricted stock that vest in May 2012, and options to purchase 6,895 shares of common stock exercisable within 60 days of March 23, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of SeaBright common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based solely on representations and information provided to us by the persons required to make such filings, we believe that, during fiscal year 2009, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The NYSE rules require that each related party transaction is to be reviewed and evaluated by an appropriate group within our company. As a result, all related party transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Any member of our Audit Committee or other independent body of the Board of Directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Our conflict of interest and code of conduct policy provides that no director or executive officer will knowingly place themselves in a position that would have the appearance of being, or could be construed to be, in conflict with our interests.

Although we have not historically had formal written policies and procedures regarding the review and approval of related party transactions, all transactions between us and any of our officers, directors and principal stockholders were approved by our Board of Directors. We have not entered into any related party transactions with our officers, directors or principal stockholders since January 1, 2009.

AUDIT COMMITTEE DISCLOSURE

Principal Accounting Fees and Services

The Audit Committee appointed KPMG LLP as SeaBright’s independent registered public accounting firm for the fiscal year ending December 31, 2010. In connection with that appointment, we entered into an agreement with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for us. That agreement provides that the alternative dispute resolution procedures outlined in the agreement must be followed as the sole means of resolving any difference between the parties and prohibits the award of punitive damages. Stockholders are being asked to ratify the appointment of KPMG LLP at the annual meeting pursuant to Proposal No. 4.

The following table shows the fees paid or accrued by SeaBright for audit and other services provided by KPMG LLP for fiscal years 2009 and 2008.

	2009	2008

Audit Fees(1)	$655,870	$864,880
Audit-Related Fees	—	—
Tax Fees(2)	37,915	53,135
All Other Fees	—	—

Total	$693,785	$918,015

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, including related services such as comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Tax fees represent fees billed for professional services provided in connection with tax compliance, tax advice and tax planning.

The Audit Committee has adopted a policy of pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Chairman of the Audit Committee has been delegated authority to pre-approve such services on behalf of the Audit Committee, provided that such pre-approved services are reported to the full Audit Committee at its next scheduled meeting.

During 2009, all services performed by SeaBright’s independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee

The members of the Audit Committee are independent under NYSE listing standards and SEC rules. The Board of Directors adopted a written Audit Committee charter, which is available in the Investor Relations section of our website at www.sbic.com. The Audit Committee oversees our Company’s financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility to establish and maintain a system of internal control over financial reporting and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of SeaBright Insurance Holdings, Inc. and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of KPMG LLP included in its report on the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management, the Assistant Vice President — Internal Audit and KPMG LLP. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended December 31, 2009 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and KPMG LLP, the audited financial statements and discussed the activities of the internal audit function.

The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 114. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence relating to SeaBright Insurance Holdings, Inc.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Mural R. Josephson, Chairman
William M. Feldman
George M. Morvis

OTHER MATTERS

Stockholder Proposals and Director Nominations

Stockholder proposals for the 2011 annual meeting must be received at our principal executive offices by December 16, 2010, and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2011 annual meeting.

If you intend to present a proposal at next year’s annual meeting, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address below. The Secretary must receive this notice no earlier than January 18, 2011 and no later than February 17, 2011.

Notice of a proposal must include, as to each matter, (i) a brief description of the business desired to be brought before the annual meeting, (ii) your name and address, as they appear on SeaBright’s books, (iii) the class and number of shares of SeaBright common stock which you beneficially own, and (iv) any material interest you may have in such business.

Notice of a nomination must include:

(i) as to each person whom you propose to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of common stock of SeaBright which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

(ii) (A) your name and address, as they appear on SeaBright’s books, (B) the class or series and number of shares of common stock of SeaBright which you own beneficially or of record, (C) a description of all arrangements or understandings between you and each proposed nominee and any other person or persons pursuant to which your nominations are to be made, (D) a representation that you intend to appear in person or by proxy at the meeting to nominate the persons named in your notice and (E) any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations or proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

You may contact our Secretary at our principal executive offices for a copy of the relevant By-Law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our By-Laws are also available in the Investor Relations section of our website at www.sbic.com.

Proponents must submit notices of proposals and nominations in writing to the following address:

Secretary
SeaBright Insurance Holdings, Inc.
1501 4th Avenue, Suite 2600
Seattle, Washington 98101

The Secretary will forward the notices of proposals and nominations to the Nominating and Corporate Governance Committee for consideration.

Cost of Solicitation

SeaBright pays the cost of the annual meeting and the cost of soliciting proxies. In addition to the use of mail, our directors, officers and employees may solicit proxies by personal conversations, telephone, facsimile or other electronic means. In addition to soliciting proxies by mail, we have made arrangements with banks, brokers and other holders of record to send proxy materials to you, and we will reimburse them for their expenses in doing so.

Annex A

SeaBright Insurance Holdings, Inc.

Amended and Restated 2005 Long-Term Equity Incentive Plan

1.	Purpose

This plan shall be known as the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of SeaBright Insurance Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, deferred stock units, performance awards, Section 162(m) Awards or any combination of the foregoing may be made under the Plan.

2.	Definitions

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means, unless otherwise determined by the Committee at the time of grant of an award, the occurrence of one or more of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Subsidiary, as the case may be; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

(c) “Change in Control” means, unless otherwise determined by the Committee at the time of grant of an award, the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, for purposes of the grant of an award subject to Section 409A of the Code that is settled or distributed upon a “Disability,” “Disability” means for that purpose that a participant is disabled under Sections 409A(a)(2)(C)(i) or (ii) of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Exempt Person” means (i) Summit Master Company, LLC, Summit Partners, LLC, Summit Partners, L.P. or any of their affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board taking into account the requirements of Section 409A of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes. For purposes of the grant of any stock option under the Plan that is intended to be exempt from the requirements of Section 409A of the Code, Fair Markey Value may be determined in any manner permitted under Section 409A of the Code.

(m) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n) “Involuntary Termination” means, unless otherwise determined by the Committee at the time of grant of an award, (i) the participant’s involuntary dismissal or discharge by the Company or a Subsidiary or by its or their successor for reasons other than Cause or (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (base salary or any target incentive compensation) by more than ten percent or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company or a Subsidiary or by its or their successor without the participant’s written consent.

(o) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(p) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(q) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(r) “Performance Goals” has the meaning set forth on Exhibit A.

(s) “Retirement” means, unless otherwise determined by the Committee at the time of grant of an award, retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(t) “Section 162(m) Award” means any award under the Plan that is intended to qualify for the “performance-based” compensation exception under Section 162(m) of the Code and the treasury regulations and other official guidance promulgated thereunder.

(u) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company. Notwithstanding the foregoing, for purposes of the grant of any Incentive Stock Option, “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.	Administration

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 16 hereof, an aggregate of three million sixty-five thousand forty-one (3,065,041) Shares of Common Stock may be issued pursuant to the Plan, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2011 and ending in 2015 equal to the lesser of (i) two percent (2%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year, and (ii) 750,000 such (collectively, the “Shares”). Notwithstanding the foregoing, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall not exceed three million sixty-five thousand forty-one (3,065,041) Shares (subject to adjustments as provided in Section 16 hereof), and such number shall not be subject to annual adjustment as described in the preceding sentence.

Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 18 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

The maximum number of Shares of Common Stock subject to any award of Incentive Stock Options, Non-qualified Stock Options, or other types of award under the Plan for which the grant of such award or the lapse of the relevant restriction period is subject to the attainment of Performance Goals, which may be granted under the Plan during any calendar year of the Company to any eligible participant in the Plan shall be 300,000 Shares per type of award (which shall be subject to any further increase or decrease pursuant to Section 16). Each performance award to be paid in Shares shall be referenced to one share of Common Stock and shall be charged against the available Shares under this Plan at the time the unit value measurement is converted to a referenced number of Shares of Common Stock in accordance with Section 10. There are no annual individual share limitations on awards of restricted stock, restricted stock units, deferred stock units or performance awards that are not intended to be Section 162(m) Awards. The maximum cash payment under any performance award payable in cash to any eligible participant in the Plan with respect to any calendar year and for which the payment of such award is subject to the attainment of Performance Goals shall be $5,000,000. The foregoing individual participant limitations shall be cumulative; that is, to the extent that Shares of Common Stock for which awards are permitted to be granted to an eligible participant during a calendar year are not covered by an award to such eligible participant in a calendar year, the number of Shares of Common Stock available for awards to such eligible participant shall automatically increase in the subsequent calendar years during the term of the Plan until used.

5.	Participation

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, restricted stock unit or deferred stock unit awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Options

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price

The price per Share deliverable upon the exercise of each option (“exercise price”) may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment

Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owns any such shares of Common Stock tendered in payment of the exercise price prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c) Terms of Options

The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The

Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants

If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture

(i) Death or Disability

Unless otherwise determined by the Committee at the time of grant of an award, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death or Disability, all of the participant’s options shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement

Unless otherwise determined by the Committee at the time of grant of an award, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90 day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause

Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of , or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant’s options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable.

(iv) Other Termination

Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability,

Retirement or Cause, (A) all of the participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) Change in Control

Unless otherwise determined by the Committee at the time of grant of an award, if there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for the Company or a Subsidiary through an “Involuntary Termination” effected within forty-eight (48) months following the effective date of such Change in Control, all of participant’s options shall automatically accelerate and become fully vested and exercisable. Any option so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the end of a one- year period measured from the date of the Involuntary Termination as defined herein. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(f) Forfeiture

If a participant exercises any of his or her options and, within one year thereafter, either (i) is terminated from the Company or a Subsidiary for any of the reasons specified in the definition of “Cause” set forth in Section 2(b), or (ii) engages in Competition without having received written consent to do so from the Board or the Committee, then the participant may, in the discretion of the Committee, be required to pay the Company the gain represented by the difference between the aggregate selling price of the Shares acquired upon the options’ exercise (or, if the Shares were not then sold, their aggregate Fair Market Value on the date of exercise) and the aggregate exercise price of the options exercised (the “Option Gain”), without regard to any subsequent increase or decrease in the Fair Market Value of the Common Stock. In addition, the Company may, in its discretion, deduct from any payment of any kind (including salary or bonus) otherwise due to any such participant an amount equal to the Option Gain, provided, however, that no such deduction may occur from any payment that is characterized as “nonqualified deferred compensation” to the extent that such deduction would result in adverse tax consequences under Section 409A of the Code.

(g) Repricings of Options Prohibited.

Notwithstanding any other provision of the Plan to the contrary, outstanding Incentive Stock Options and Non-qualified Stock Options may not be modified to reduce the exercise price thereof nor may a new stock option with a lower exercise price be substituted for a surrendered stock option (other than adjustments or substitutions in accordance with Section 16 hereof), unless such action is approved by the stockholders of the Company.

7.	Section 162(m) Awards

Awards of Incentive Stock Options and Non-qualified Stock Options granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Awards of restricted stock, restricted stock units, deferred stock units and performance awards granted under the Plan may qualify as Section 162(m) Awards if the awards are granted or become payable or vested based upon the achievement of Performance Goals in accordance with this Section 7.

In the case of an award of restricted stock, restricted stock units, deferred stock units or a performance award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to such an award and shall establish the objective performance criteria and the individual target award (if any) applicable to each participant or class of participants in writing within ninety (90) days after the beginning of the applicable performance period (or such other time period as is required under Section 162(m) of the Code) and while the outcome of the Performance Goals is substantially uncertain. The applicable performance criteria shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the eligible participants to whom, and the time or times at which, Section 162(m) Awards shall be made, the vesting and payment provisions applicable to such awards, and all other terms and conditions of such awards. As and to the extent required by Section 162(m) of the Code, the terms of an award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may allow the Committee discretion to decrease the amount of compensation payable).

For each participant, the Committee may specify a targeted performance award. The individual target award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under the Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an individual target award for a participant for a calendar year shall not imply or require that the same level individual target award (if any such award is established by the Committee for the relevant participant) be set for any subsequent calendar year. At the time the Performance Goals are established, the Committee shall prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the Performance Goals during the calendar year.

The measurements used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles, except, to the extent that any objective Performance Goals are used, if any measurements require deviation from generally accepted accounting principles, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code.

At the expiration of the applicable performance period, the Committee shall determine and certify in writing the extent to which the Performance Goals established pursuant to this Section 11 have been achieved and the percentage of the participant’s individual target award that has been vested and earned. Following the Committee’s determination and certification in accordance with the foregoing, the Section 162(m) Award shall become vested and payable (or deferred, in the case of deferred stock units) in accordance with the terms and conditions of the applicable award agreement.

8.	Restricted Stock

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of Shares of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares of restricted stock granted to such participant shall lapse. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

Unless otherwise determined by the Committee at the time of grant of an award, if there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for the Company or a Subsidiary through an Involuntary Termination effected within forty-eight (48) months following the effective date of such Change in Control, all restrictions on Shares of restricted stock granted to such participant shall automatically lapse. In addition, the Committee shall have the authority to grant shares of restricted stock with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

9.	Restricted Stock Units; Deferred Stock Units

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 9), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share, unless the participant elects in a timely fashion to defer the receipt of such Shares, as provided below. Restricted stock units may be granted without payment of cash or consideration to the Company; provided that participants shall be required to pay to the Company the aggregate par value of the Shares received from the Company within ten days of the issuance of such Shares unless such Shares are treasury shares.

Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a shareholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to death, Disability or Retirement during any period of restriction, all restrictions on restricted stock units granted to such participant shall lapse. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or any Subsidiary for any other reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

Except as otherwise provided by the Committee at the time of grant of an award, if there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for the Company or a Subsidiary through an Involuntary Termination effected within forty-eight (48) months following the effective date of such Change in Control, all restrictions on restricted stock units granted to such participant shall automatically lapse. In addition, the Committee shall have the authority to grant restricted stock units with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

A participant may elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant’s deferral election notice (the “Deferral Period”). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a shareholder of the Company; provided that, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon his or her death prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such participant’s death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon becoming disabled (as defined under Section 409A(a)(2)(C) of the Code) or Retirement or for any other reason except termination for Cause prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units at the end of the applicable Deferral Period or on such accelerated basis as the Committee may determine, to the extent permitted by, and subject to the limitations of, Section 409A of the Code and regulations promulgated thereunder.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to termination for Cause such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

Except as otherwise provided by the Committee, in the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under Section 409A of the Code), a participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of the applicable Deferral Period as if such Deferral Period had ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the deferred stock units shall be made under this paragraph to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

10.	Performance Awards

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. Unless otherwise determined by the Committee at the time of grant of an award, a performance award shall be paid no later than the 15th day of the third month following the completion of a performance cycle. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

11.	Withholding Taxes

(a) Participant Election

Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 11(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options. Shares withheld to pay withholding taxes may not exceed the minimum statutory withholding rate.

(b) Company Requirement

The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 11(a) or this Section 11(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan. Shares withheld to pay withholding taxes may not exceed the minimum statutory withholding rate; provided, however, that no such deduction may occur from any payment that is characterized as “nonqualified deferred compensation” to the extent that such deduction would result in adverse tax consequences under Section 409A of the Code.

12.	Written Agreement; Vesting

Unless the Committee determines otherwise, each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the

Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 9 and 10 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

13.	Transferability

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 13, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

14.	Listing, Registration and Qualification

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, performance award, restricted stock unit, deferred stock unit or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.	Transfer of Employee

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

16.	Adjustments

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares, restricted stock units, deferred stock units or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan and shall take into account the applicable requirements of Section 409A of the Code. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property taking into account the requirements of Section 409A of the Code, or (b) assumed by the surviving or continuing corporation.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all of such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

17.	Amendment and Termination of the Plan

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

18.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by Section 409A of the Code); provided that, except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A of the Code or (b) constitutes a distribution of deferred compensation that is permitted under Section 409A of the Code.

19.	Commencement Date; Termination Date.

The date of commencement of the Plan shall be the date on which the Company’s Registration Statement on Form S-1 (File No. 333-119111) is declared effective by the Securities and Exchange Commission.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the ten year anniversary of the date on which the Company’s Registration Statement on Form S-1 (File No. 333-119111) is declared effective by the Securities and Exchange Commission. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

No award shall be granted pursuant to the Plan following the date of the Plan’s termination, but awards granted prior to such date may extend beyond that date; provided that no Section 162(m) Award (other than an Incentive Stock Option or Non-qualified Stock Option) shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

20.	Severability

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

21.	Governing Law

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

22.	Section 409A of the Code

The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award under the Plan is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan or any award agreement that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and shall not require the consent of the affected participants or their beneficiaries, and to the extent that such provision cannot be amended to comply therewith, such provision shall be null and void.

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of awards of restricted stock, restricted stock units, deferred stock units, and/or performance awards, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

•	earnings per share;

•	operating income;

•	net income (before or after taxes);

•	growth in book value;

•	growth in tangible book value;

•	relative combined ratio performance compared to industry;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	service revenues;

•	market share;

•	reduction in operating expenses;

•	direct premiums written adjusted to exclude assigned premiums;

•	combined ratio adjusted to exclude reserve additions and releases.

The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance Goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

Annex B

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SEABRIGHT INSURANCE HOLDINGS, INC.,
a Delaware corporation

SeaBright Insurance Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation, by unanimous written consent in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Amended and Restated Bylaws of the Corporation, duly adopted a resolution approving an amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Corporation to change the Corporation’s legal name, subject to approval of the Corporation’s stockholders. Pursuant to the resolution, ARTICLE ONE of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety so that ARTICLE ONE shall read in full as follows:

ARTICLE ONE

NAME

The name of the Corporation is SeaBright Holdings, Inc. (the “Corporation”).

SECOND:  The Amendment as set forth above was duly approved by the holders of at least a majority of the voting power of all shares of the Company entitled to vote thereon, at a meeting of the stockholders of the Corporation held in accordance with Section 211 of the DGCL.

THIRD:  That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this   day of May, 2010.

SEABRIGHT INSURANCE HOLDINGS, INC.,
a Delaware corporation

By:

Name:

Title:

B-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR Proposals 2 – 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - John G. Pasqualetto	☐	☐	02 - Joseph A. Edwards	☐	☐	03 - William M. Feldman	☐	☐

	04 - Mural R. Josephson	☐	☐	05 - George M. Morvis	☐	☐	06 - Michael D. Rice	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of Section 162(m) performance goals and annual grant limitations under the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.	☐	☐	☐	3.	Approval of an Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2010.	☐	☐	☐	5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Preliminary Copy

2010 Proxy — SEABRIGHT INSURANCE HOLDINGS, INC.

1501 4th Avenue, Suite 2600, Seattle, WA 98101
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for Annual Meeting of Stockholders, Tuesday, May 18, 2010
The undersigned hereby appoints John G. Pasqualetto, Scott H. Maw and D. Drue Wax, and each or any of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of SeaBright Insurance Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SeaBright Insurance Holdings, Inc. to be held at 9:00 A.M., Pacific Time on Tuesday, May 18, 2010 in the Alki Room on the 3rd Floor of the Century Square Building located at 1501 4th Avenue, Seattle, WA 98101 and at any and all adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2 - 4 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be voted, signed and dated on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR Proposals 2 – 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - John G. Pasqualetto	☐	☐	02 - Joseph A. Edwards	☐	☐	03 - William M. Feldman	☐	☐
	04 - Mural R. Josephson	☐	☐	05 - George M. Morvis	☐	☐	06 - Michael D. Rice	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of Section 162(m) performance goals and annual grant limitations under the SeaBright Insurance Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.	☐	☐	☐	3.	Approval of an Amendment to the Amended and Restated Certificate of Incorporation.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2010.	☐	☐	☐	5.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
Preliminary Copy

2010 Proxy – SEABRIGHT INSURANCE HOLDINGS, INC.

1501 4th Avenue, Suite 2600, Seattle, WA 98101

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Stockholders, Tuesday, May 18, 2010
The undersigned hereby appoints John G. Pasqualetto, Scott H. Maw and D. Drue Wax, and each or any of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of SeaBright Insurance Holdings, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SeaBright Insurance Holdings, Inc. to be held at 9:00 A.M., Pacific Time on Tuesday, May 18, 2010 in the Alki Room on the 3rd Floor of the Century Square Building located at 1501 4th Avenue, Seattle, WA 98101 and at any and all adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.
A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2 - 4 and with discretionary authority on all other matters that may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be voted, signed and dated on reverse side.)